Exhibit 10.14

Confidential Treatment Requested by Capital Trust, Inc.

Execution Version

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), dated as of March 31, 2011, is entered into by and among Capital Trust, Inc., a Maryland corporation (“CT”), CT Legacy Holdings, LLC, a Delaware limited liability company (“CT Legacy Holdings”), CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company (“CT Series 2 Note Issuer”), CT Legacy REIT Mezz Borrower, Inc., a Maryland corporation (“CT Legacy REIT Mezz Borrower” and, together with CT, CT Legacy Holdings and CT Series 2 Note Issuer, the “CT Entities” or individually, a “CT Entity”), JSN Restructure Vehicle 1 Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Restructure 1”), and each of Taberna Preferred Funding VIII, Ltd. (“Taberna VIII”) and Taberna Preferred Funding IX, Ltd. (“Taberna IX” and together with Taberna VIII, the “Taberna Entities” or individually, a “Taberna Entity” and, together with the CT Entities and Restructure 1, collectively, the “Parties” and each, individually, a “Party”).

WHEREAS:

A.           Reference is made to that certain Junior Subordinated Indenture, dated as of March 16, 2009 (as the same may have been amended, modified or supplemented from time to time, the “Existing Indenture”), by and between CT and The Bank of New York Mellon Trust Company, National Association (the “Existing Indenture Trustee” or “BNYM”).

B.           Taberna VIII is the holder of $28,750,000 aggregate principal amount of Junior Subordinated Notes due 2036 issued by CT pursuant to the Existing Indenture (“Existing Notes”), and Taberna IX is the holder of $32,343,750 aggregate principal amount of Existing Notes.

C.           Concurrently with the execution hereof, CT is consummating a Restructuring (as defined in Exhibit A and Exhibit B hereto) of all of its recourse debt liabilities as described in further detail in Exhibit A hereto consisting of the Legacy Asset Contribution Transaction, the CTLRMB Legacy Asset Downstream Contribution Transaction, the CTLA Legacy Asset Downstream Contribution Transactions, the Mezzanine Loan Contribution Transaction, the REIT Stock Contribution Transaction, the Note Exchange Transactions, the Repurchase Financing Assumption Transactions, the WestLB Loan Termination Transaction, the Old JSN Discharge Transaction, the Non-EOD Restructure 1 Contribution Transaction, the EOD CDO Redemption Transaction, the Old JSN 2 Discharge Transaction and the JSN Opt-Out Exchange Transaction.

D.           In furtherance of the Restructuring, CT has formed CT Legacy Manager, LLC, CT Legacy Holdings, CT Series 1 Note Issuer, CT Series 2 Note Issuer, CT Legacy REIT Holdings, CT Legacy REIT Mezz Borrower, CT Legacy Asset, CT Legacy MS and CT Legacy Citi and CT will cause an existing wholly owned corporation to be converted and renamed into CT Legacy JPM.

E.           Restructure 1 has been incorporated in connection with the Restructuring to serve as the issuer of new fixed rate secured notes due 2021 (the “New Notes”).  Its shares are owned by Walkers SPV Limited, and such shares are the subject of a declaration of trust dated on or about the date hereof executed by the same.

F.       In furtherance of the Restructuring, the Parties desire to consummate the Old JSN Discharge Transaction, pursuant to which Restructure 1 shall issue New Notes to the Taberna Entities pursuant to a secured notes indenture, dated as of the date the hereof, by and between Restructure 1 and BNYM, as trustee (the “New Indenture”), in exchange for the Existing Notes and the Existing Noteholders Transferred Rights and shall simultaneously transfer the Existing Notes and Existing Noteholders Transferred Rights to CT whereby the Existing Notes and the Existing Noteholders Transferred Rights shall be satisfied in full, terminated and discharged.

G.           In exchange for, and immediately following, the Old JSN Discharge Transaction, CT and CT Legacy Holdings desire to consummate the Non-EOD CDO Restructure 1 Contribution Transaction pursuant to which CT and CT Legacy Holdings will contribute cash, shares of Class B Common Stock of CT Legacy REIT Mezz Borrower and notes of CT Series 2 Note Issuer to Restructure 1 in consideration for the Existing Notes and the Existing Noteholders Transferred Rights and the issuance by Restructure 1 of the New Notes to the Taberna Entities.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1.        Definitions.           This Agreement, the Stock, the Series 2 LLC Interest Secured Notes, the Pledge Agreements, the New Indenture, the New Notes and the Collateral Agreements are collectively referred to herein as the “Operative Documents.”  All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in Exhibit A hereto.  The following terms shall have the following meanings:

“Affiliates” means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under common control with, that person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the any securities having ordinary voting power for the election of directors of such person or (ii) to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“BNYM” has the meaning set forth in the Recitals.

“Cash” has the meaning set forth in Section 2(b).

“CERCLA” has the meaning set forth in Section 4(y).

“Closing” has the meaning set forth in Section 2(c).

“Closing Date” has the meaning set forth in Section 2(c).

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“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Collateral” has the meaning set forth in Section 2(b).

“Collateral Agent” shall mean The Bank of New York Mellon.

“Collateral Agreement” has the meaning set forth in Section 2(b).

“Collateral Manager” has the meaning set forth in Section 2(c)(v).

“Commission” has the meaning set forth in Section 4(bb).

“Company Counsel” has the meaning set forth in Section 3(b).

“CT” has the meaning set forth in the introductory paragraph hereof.

“CT Entities” has the meaning set forth in the introductory paragraph hereof.

“CT Legacy Holdings” has the meaning set forth in the introductory paragraph hereof.

“CT Legacy REIT Mezz Borrower” has the meaning set forth in the introductory paragraph hereof.

“CT Series 2 Note Issuer” has the meaning set forth in the introductory paragraph hereof.

“Environmental Law” has the meaning set forth in Section 4(y).

“Equity Interests” means with respect to any person (a) if such a person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such person is a limited liability company, the membership interests in a limited liability company and (c) if such person is a corporation, the shares or stock interests (both common stock and preferred stock) in a corporation.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” has the meaning set forth in Section 2(c).

“Exchange Act” has the meaning set forth in Section 4(e).

“Exchange Act Reports” means the documents of CT filed with or submitted to the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by CT’s most recent Annual Report on Form 10-K.

“Existing Indenture” has the meaning set forth in the Recitals.

“Existing Indenture Trustee” has the meaning set forth in the Recitals.

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“Existing Noteholders Transferred Rights” means any and all of the Taberna Entities’ right, title, obligations and interest in, to and under the Existing Notes and the Existing Indenture, including, without limitation, the following:

(i)           all amounts outstanding or payable to the Taberna Entities under the Existing Notes and/or the Existing Indenture;

(ii)           all claims (including “claims” as defined in Section §101(5) of the Bankruptcy Code), suits, causes of action, and any other right of the Taberna Entities, whether known or unknown, against CT or any of its affiliates, agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of the Taberna Entities against any attorney, accountant, financial advisor, or other entity arising under or in connection with the Existing Notes, the Existing Indenture or the transactions related thereto or contemplated thereby, except in each case for claims of fraud by CT or any of its Affiliates party thereto;

(iii)           all guarantees and all collateral and Liens of any kind for or in respect of the foregoing;

(iv)           all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of the Taberna Entities under the Existing Notes and the Existing Indenture; and

(v)           all proceeds of the foregoing.

“Existing Notes” has the meaning set forth in the Recitals.

“Financial Statements” has the meaning set forth in Section 4(cc).

“GAAP” has the meaning set forth in Section 4(u).

“Governmental Entities” has the meaning set forth in Section 4(l).

“Governmental Licenses” has the meaning set forth in Section 4(o).

“Hazardous Materials” has the meaning set forth in Section 4(y).

“Indemnified Parties” has the meaning set forth in Section 10(a).

“Interim Financial Statements” has the meaning set forth in Section 4(cc).

“Investment Company Act” has the meaning set forth in Section 4(g).

“Lien” has the meaning set forth in Section 4(l).

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“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the entity or any of its subsidiaries taken as a whole.

“Mezzanine Loan Agreement” has the meaning set forth in Section 4(p).

“Mezzanine Loan Lender” shall mean Five Mile Capital II CT Mezz SPE LLC, a Delaware limited liability company.

“New Indenture” has the meaning set forth in the Recitals.

“New Indenture Trustee” means The Bank of New York Mellon.

“New LLC Interests” has the meaning set forth in Section 2(b).

“New Notes” has the meaning set forth in the Recitals.

“Party” has the meaning set forth in the introductory paragraph hereof.

“Pledge Agreement” has the meaning set forth in Section 2(c)(vii).

“Properties” has the meaning set forth in Section 4(y).

“Regulation D” has the meaning set forth in Section 4(c).

“REIT” has the meaning set forth in Section 4(gg).

“Restructure 1” has the meaning set forth in the introductory paragraph hereof.

“Restructure 1 Counsel” has the meaning set forth in Section 3(b).

“RLF” has the meaning set forth in Section 3(b).

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated thereunder.

“Series 1 Notes” has the meaning set forth in Section 8(a).

“Series 2 LLC Interest Secured Note Collateral Agent” shall mean U.S. Bank, National Association.

“Series 2 LLC Interest Secured Notes” has the meaning set forth in Section 2(b).

“Significant Subsidiary” has the meaning set forth in Commission Regulation S-X.

“Stock” has the meaning set forth in Section 2(b).

“Taberna VIII” has the meaning set forth in the introductory paragraph hereof.

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“Taberna IX” has the meaning set forth in the introductory paragraph hereof.

“Taberna Entities” has the meaning set forth in the introductory paragraph hereof.

“Tax” has the meaning set forth in Section 4(t).

“Tax Returns” has the meaning set forth in Section 4(t).

“Venable” has the meaning set forth in Section 3(b).

2.        Contribution to Restructure 1; Exchange and Closing.

(a)           New Notes Issuance and Satisfaction and Discharge of Existing Notes.

(i)           Subject to the terms and conditions contained herein, on the Closing Date, Restructure 1 agrees to issue to the Taberna Entities $61,093,750 aggregate principal amount of New Notes in accordance with the terms of the New Indenture as set forth next to each Taberna Entity’s name on Exhibit C, and have requested that the Taberna Entities accept such New Notes in exchange for the Existing Notes and the Existing Noteholders Transferred Rights, and the Taberna Entities agree to accept such New Notes in exchange for the Existing Notes and the Existing Noteholders Transferred Rights.

(ii)           Simultaneously with the receipt of the Existing Notes and the Existing Noteholders Transferred Rights, Restructure 1 agrees to transfer the Existing Notes and Existing Noteholder Transferred Rights to CT in exchange for the Non-EOD CDO Restructure 1 Contribution Transaction pursuant to Section 2(b) below whereby the Existing Notes, the Existing Indenture and the Existing Noteholder Transferred Rights shall be satisfied in full, terminated and discharged.

(b)           Contribution.

Subject to Section 2(a) and in exchange for and immediately following the Old JSN Discharge Transaction pursuant to Section 2(a) above, CT and CT Legacy Holdings agree to contribute to Restructure 1: (1) $745,529.44 in cash in immediately available funds (the “Cash”), (2) 1,208,258 shares of Class B Common Stock of CT Legacy REIT Mezz Borrower (the “Stock”) and (3) $2,124,959.35 aggregate principal amount of 8.19% series 2 secured notes due 2016 of CT Series 2 Note Issuer in the form attached as Exhibit D hereto (the “Series 2 LLC Interest Secured Notes”), secured by an aggregate of 1,319,941 Class A-1 Units of CT Legacy REIT Holdings (the “New LLC Interests”).  The Cash, Stock and Series 2 LLC Interest Secured Notes are referred to herein as the “Collateral”.  The Collateral will secure the New Notes, pursuant to the terms of a collateral agreement, dated as of the date hereof, by and between Restructure 1 and the Collateral Agent (a “Collateral Agreement”), with each Taberna Entity being the secured party under the terms of the Collateral Agreement for the amounts of Collateral as set forth next to each Taberna Entity’s name on Exhibit C attached hereto.

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(c)           The closing of the exchange and the other transactions between the Parties hereto contemplated herein shall occur at the offices of Company Counsel in New York, New York (the “Closing”), or such other place as the Parties hereto shall agree, at 11:00 a.m. New York time, on March 31, 2011 or such later date as the Parties may agree (such date and time of delivery the “Closing Date”).  The CT Entities, Restructure 1 and the Taberna Entities hereby agree that prior to or at the Closing of the exchange (the “Exchange”) the following transactions will occur and items will be delivered:

(i)           Restructure 1 and the New Indenture Trustee shall enter into the New Indenture, and Restructure 1 shall direct the New Indenture Trustee to authenticate the New Notes and deliver them to the Taberna Entities in the aggregate principal amounts set forth next to each such entity’s name on Exhibit C attached hereto.

(ii)           The New Indenture Trustee shall authenticate the New Notes in accordance with the terms of the New Indenture and deliver them as provided in (i) above.

(iii)           Restructure 1 and the Collateral Agent shall enter into the Collateral Agreement, in the form attached hereto as Exhibit E.

(iv)           Effective at the Closing, each Taberna Entity and Restructure 1 shall irrevocably and without further action transfer, assign, grant and convey the Existing Notes and Existing Noteholders Transferred Rights to CT and shall release CT, together with its predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, shareholders, employees, contractors and attorneys and their respective predecessors, heirs, successors and assigns, from any and all claims, actions and liabilities with respect to the Existing Notes, the Existing Indenture and the Existing Noteholders Transferred Rights.  Effective at the Closing, the CT Entities shall release each Taberna Entity, together with its predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, shareholders, employees, contractors and attorneys and their respective predecessors, heirs, successors and assigns, from any and all claims, actions and liabilities with respect to the Existing Notes, the Existing Indenture and the Existing Noteholders Transferred Rights.

(v)           Taberna Capital Management, LLC (the “Collateral Manager”) shall, in connection with the delivery of an issuer order, request the delivery of the Existing Notes held by or on behalf of each of Taberna VIII and Taberna IX to BNYM, on behalf of Restructure 1.

(vi)           The Existing Notes shall be cancelled and the Existing Indenture shall be terminated and discharged by the Existing Indenture Trustee at the request of CT.

(vii)           CT Series 2 Note Issuer, Restructure 1 and the Series 2 LLC Interest Secured Note Collateral Agent shall enter into a pledge and security agreement, in the form attached as Exhibit F hereto (the “Pledge Agreement”), relating to the pledge by CT Series 2 Note Issuer of the New LLC Interests securing the Series 2 LLC Interest Secured Notes, with Restructure 1 being the secured party under the terms of the Pledge Agreement for the New LLC Interests set forth next to each Taberna Entity’s name on Exhibit C attached hereto.

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(viii)           CT and CT Legacy Holdings shall contribute the Cash, Stock and Series 2 LLC Interest Secured Notes to Restructure 1.

(ix)           CT shall pay to BNYM all of such party’s reasonable legal fees for one counsel, costs and other expenses in connection with the satisfaction, termination and discharge of the Existing Notes and Existing Indenture.

(x)           CT shall pay to BNYM all of such party’s reasonable legal fees for one counsel, costs and other expenses in connection with the New Indenture, the New Notes and the Collateral Agreement.

(xi)           CT shall pay to the Taberna Entities all of their reasonable legal fees for one counsel, costs and other expenses in connection with the Exchange.

(xii)           Prior to or simultaneously with the occurrence of the events described in subsections (i) through (xi) above in connection with the Old JSN Discharge Transaction and the Non-EOD CDO Restructure 1 Contribution Transaction, the other transactions in connection with the Restructuring, including, without limitation, the Legacy Asset Contribution Transaction, the CTLRMB Legacy Asset Downstream Contribution Transaction, the CTLA Legacy Asset Downstream Contribution Transactions, the Mezzanine Loan Contribution Transaction, the REIT Stock Contribution Transaction, the Note Exchange Transactions, the Repurchase Financing Assumption Transactions, the WestLB Loan Termination Transaction, the EOD CDO Redemption Transaction, the Old JSN 2 Discharge Transaction and the JSN Opt-Out Exchange Transaction, shall occur.

3.        Conditions Precedent.  The obligations of the Parties under this Agreement are subject to the following conditions precedent:

(a)           The representations and warranties contained herein shall be accurate as of the Closing Date.

(b)           Paul, Hastings, Janofsky & Walker LLP, counsel for the CT Entities (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to Restructure 1 and each Taberna Entity, in substantially the form set out in Annex A-I hereto, Walkers, counsel for Restructure 1 (the “Restructure 1 Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to the CT Entities, each Taberna Entity and the New Indenture Trustee, in substantially the form set out in Annex A-II hereto, Venable LLP, Maryland counsel for CT and CT Legacy REIT Mezz Borrower (“Venable”), shall have delivered an opinion, dated the Closing Date, addressed to Restructure 1 and each Taberna Entity, in substantially the form set out in Annex A-III hereto, and Richards, Layton & Finger, P.A., counsel to CT Legacy Holdings and CT Series 2 Note Issuer (“RLF”), shall have delivered an opinion, dated the Closing Date, addressed to Restructure 1 and each Taberna Entity, in substantially the form set out in Annex A-IV hereto.  In rendering their opinions, the Company Counsel, Restructure 1 Counsel, Venable and RLF may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the CT Entities and Restructure 1 and by government officials, and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel, Restructure 1 Counsel, Venable and RLF opinions.  Company Counsel, Restructure 1 Counsel, Venable and RLF may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction.

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(c)           Each of the other transactions in connection with the Restructuring, including, without limitation, the Legacy Asset Contribution Transaction, the CTLRMB Legacy Asset Downstream Contribution Transaction, the CTLA Legacy Asset Downstream Contribution Transactions, the Mezzanine Loan Contribution Transaction, the REIT Stock Contribution Transaction, the Note Exchange Transactions, the Repurchase Financing Assumption Transactions, the WestLB Loan Termination Transaction, the EOD CDO Redemption Transaction, the Old JSN 2 Discharge Transaction and the JSN Opt-Out Exchange Transaction, shall occur prior to or substantially concurrently with the Closing, and in the order contemplated hereby and described in and pursuant to the documents described in, and by Exhibit A hereto.

(d)             The CT Entities shall each have furnished a certificate of such CT Entity to the Taberna Entities, executed by the secretary or a person performing a similar function of such CT Entity, in his or her capacity as such, dated as of the Closing Date, as to (i) and (ii) below, certifying:

(i)           as to the incumbency, signature and authority of the officers of such CT Entity authorized to execute, deliver and perform, as applicable, the Operative Documents to which such CT Entity is a party and all other documents, instruments or agreements related thereto to be executed by such CT Entity; and

(ii)           that the certificate of incorporation and bylaws or certificate of formation and limited liability company agreement, as applicable, of such CT Entity, including, in each case, all amendments thereto, attached to the certificate are true, correct and complete, in effect on the Closing Date and were duly adopted.

(e)           Taberna VIII and Taberna IX shall have received an opinion of Seward & Kissel, LLP, counsel to the New Indenture Trustee, dated as of the Closing Date, addressed to Taberna VIII and Taberna IX and their successors and assigns, in substantially the form set forth in Annex A-V hereto.

(f)           Each of the CT Entities shall have furnished to the Taberna Entities a certificate of such CT Entity, signed by the Chief Executive Officer, President or an Executive Vice President, and the Chief Financial Officer, Treasurer or Assistant Treasurer of each CT Entity, in their capacities as such, dated as of the Closing Date, to the effect that the representations and warranties in this Agreement are true and correct on and as of the Closing Date, and each CT Entity has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

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(g)           Simultaneously with the Closing, each of the documents listed in Section 2(c)(i)-(xi) shall be executed and delivered and each of the items in Section 2(c)(i)-(xi) shall have occurred, in each case as provided in Section 2(c).

Each certificate signed by any officer or director, as applicable, of the CT Entities or Restructure 1 and delivered to the holders of the New Notes or their counsel or the New Indenture Trustee or its counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the CT Entities or Restructure 1, as applicable, and not by such officer or director in any individual capacity.

4.        Representations and Warranties of CT, CT Legacy Holdings, CT Series 2 Note Issuer and CT Legacy REIT Mezz Borrower.  Each of CT, CT Legacy Holdings, CT Series 2 Note Issuer and CT Legacy REIT Mezz Borrower represents, warrants and covenants to Restructure 1 and each of the Taberna Entities as follows:

(a)           It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, and (ii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents to which it is a party.

(b)           It has not engaged any broker, finder or other entity acting under the authority of it or any of its Affiliates that is entitled to any broker’s commission or other fee in connection with the transaction for which Restructure 1, the Taberna Entities or any of their Affiliates could be responsible.

(c)           None of the CT Entities nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act), nor any person acting on their behalf, has, directly or indirectly, made offers or sales of any security of CT Series 2 Note Issuer or CT Legacy REIT Mezz Borrower, or solicited offers to buy any security of CT Series 2 Note Issuer or CT Legacy REIT Mezz Borrower, under any circumstances that would require the registration of any of the Stock or Series 2 LLC Interest Secured Notes under the Securities Act.

(d)           None of the CT Entities nor any of their Affiliates, nor any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Stock or Series 2 LLC Interest Secured Notes.

(e)           The Stock and the Series 2 LLC Interest Secured Notes (a) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (b) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act, and the Stock and the Series 2 LLC Interest Secured Notes otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act.

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(f)           Neither it nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Stock or the Series 2 LLC Interest Secured Notes.

(g)           Neither CT Series 2 Note Issuer nor CT Legacy REIT Mezz Borrower is, and immediately following consummation of the transactions contemplated hereby, will be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(h)           This Agreement and the consummation of the transactions contemplated herein have been duly authorized, executed and delivered by the CT Entities and, assuming due authorization, execution and delivery by Restructure 1 and the Taberna Entities, constitutes a legal, valid and binding obligation of the applicable CT Entities enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(i)           It is the owner of the Stock, the Series 2 LLC Interest Secured Notes and the New LLC Interests, as applicable, and shall deliver the Stock, the Series 2 LLC Interest Secured Notes and the New LLC Interests pursuant to this Agreement free and clear of any Lien.

(j)           The Stock has been duly authorized by CT Legacy REIT Mezz Borrower and, upon the issuance and delivery of the Stock to Restructure 1 in exchange for the Existing Notes and Existing Noteholders Transferred Rights, on the Closing Date, will be validly issued, fully paid and non-assessable.  The New LLC Interests have been duly authorized by CT Legacy REIT Holdings and are validly issued, fully paid and non-assessable.  The Series 2 LLC Interest Secured Notes have been duly authorized by CT Series 2 Note Issuer and, on the Closing Date, when delivered to Restructure in exchange for the Existing Notes and the Existing Noteholders Transferred Rights, will constitute legal, valid and binding obligations of CT Series 2 Note Issuer, enforceable against CT Series 2 Note Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(k)           The Pledge Agreement has been duly authorized, executed and delivered by CT Series 2 Note Issuer and, assuming due authorization, execution and delivery by Restructure 1 and the Series 2 LLC Interest Secured Note Collateral Agent, constitutes a legal, valid and binding obligation of CT Series 2 Note Issuer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

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(l)           Neither the issuance of the Stock nor the Series 2 LLC Interest Secured Notes to Restructure 1, nor the execution and delivery of and compliance with the Operative Documents by the CT Entities, as applicable, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or by-laws or similar organizational documents of the CT Entities, as applicable, or any subsidiary of the CT Entities, or any other Operative Document or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign (collectively, the “Governmental Entities”) having jurisdiction over the CT Entities or any of their subsidiaries or their respective properties or assets, (ii) will conflict with or constitute a violation or breach of, or a default under, or result in the creation or imposition of any security interests, pledges, liens, claims, encumbrances and interests (each, a “Lien”) upon any property or assets of the CT Entities or any of their subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the CT Entities or any of their subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect on the CT Entities, or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity.

(m)           Each CT Entity has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of such CT Entity to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(n)           Each of CT Legacy Holdings and CT Legacy REIT Mezz Borrower has no subsidiaries that are material to its business, financial condition or earnings, other than those Significant Subsidiaries listed in Schedule A attached hereto (which Schedule A includes each such Significant Subsidiaries).  Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts.  Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o)           Each CT Entity holds all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct its respective businesses as now being conducted, and such CT Entity has not received any notice of proceedings relating to the revocation or modification of any such Governmental License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and such CT Entity is in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

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(p)           All of the issued and outstanding Equity Interests of CT Legacy Holdings and CT Legacy REIT Mezz Borrower and each of their subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding Equity Interests of each consolidated subsidiary of CT Legacy Holdings and CT Legacy REIT Mezz Borrower is owned by CT Legacy Holdings or CT Legacy REIT Mezz Borrower, as applicable, directly or through subsidiaries, free and clear of any Lien, claim, or equitable right (in each case, other than preferred equity interests issued by CDO subsidiaries and the Equity Interests of CT Legacy Asset, which are pledged pursuant to that loan agreement, entered into as of the date hereof, between the Mezzanine Loan Lender and CT Legacy REIT Mezz Borrower (the “Mezzanine Loan Agreement”); and none of the issued and outstanding Equity Interests of CT Legacy Holdings or CT Legacy REIT Mezz Borrower or any subsidiary thereof was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws or similar organizational documents of such entity or under any agreement to which CT Legacy Holdings or CT Legacy REIT Mezz Borrower or any of their subsidiaries is a party.

(q)           No CT Entity nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which any CT Entity or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(r)           No labor dispute with the employees of any CT Entity or any of its subsidiaries exists or, to the knowledge of any CT Entity, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(s)           Each CT Entity and each of its subsidiaries has good and marketable title to all of its respective real and personal property, in each case free and clear of all Liens and defects, except for the Equity Interests of CT Legacy Asset, which are pledged pursuant to the Mezzanine Loan Agreement and those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which any CT Entity or any of its subsidiaries holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither any CT Entity nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of any CT Entity or any subsidiary of any CT Entity under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

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(t)           Each CT Entity and Significant Subsidiary, as applicable, has timely and duly filed (or filed extensions thereof (and which extensions are presently in effect)) all Tax Returns required to be filed by them, except where such would not, singly or in the aggregate, have a Material Adverse Effect, and all such Tax Returns are true, correct and complete in all material respects.  Each CT Entity and Significant Subsidiary, as applicable, has timely and duly paid in full all Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return), except for any Taxes that are being disputed in good faith and for which adequate reserves are held.  There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect any CT Entity or any of the Significant Subsidiaries, and no such audits or assessments have been threatened in a writing received by it or them.  As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract.  As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(u)           The books, records and accounts of each CT Entity and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, each CT Entity and its subsidiaries.  Each CT Entity and each of its subsidiaries maintains a system of internal accounting controls to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the CT Entities of their obligations under the Operative Documents, as applicable, or the consummation by the CT Entities of the transactions contemplated by the Operative Documents.

(w)           Each CT Entity and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against.  All policies of insurance and fidelity or surety bonds insuring such CT Entity or any of the Significant Subsidiaries or its or their respective businesses, assets, employees, officers and directors are in full force and effect.  Each of the CT Entities and the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither CT nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Within the past twelve months, neither CT nor any Significant Subsidiary has been denied any insurance coverage it has sought or for which it has applied.

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(x)           Each CT Entity and its subsidiaries or any person acting on behalf of each CT Entity and its subsidiaries including, without limitation, any director, officer, agent or employee of each CT Entity or its subsidiaries has not, directly or indirectly, while acting on behalf of each CT Entity and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

(y)           Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) to each CT Entity’s actual knowledge, each CT Entity and its subsidiaries have been and are in compliance with applicable Environmental Laws, (ii) to each CT Entity’s actual knowledge neither any CT Entity, nor any of its subsidiaries has at any time released (as such term is defined in CERCLA) or otherwise disposed of Hazardous Materials on, to, in, under or from any of the real properties currently or previously owned, leased or operated by any CT Entity or any of its subsidiaries (collectively, the “Properties”) other than in compliance with all Environmental Laws, (iii) to each CT Entity’s actual knowledge, neither any CT Entity nor any of its subsidiaries has used the Properties, other than in compliance with applicable Environmental Laws, (iv) neither any CT Entity nor any of its subsidiaries has received any written notice of, or has any actual knowledge of any occurrence or circumstance which, with notice or passage of time or both, is reasonably likely to give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, or their respective assets or arising out of the conduct of each CT Entity or its subsidiaries, (v) to each CT Entity’s actual knowledge, none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) to each CT Entity’s actual knowledge, none of any CT Entity, any of its subsidiaries or agents or any other person or entity for whose conduct any of them is reasonably likely to be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, (vii) to each CT Entity’s knowledge, no Lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of any CT Entity, any of its subsidiaries or, to each CT Entity’s actual knowledge, any other person or entity for whose conduct any of them is reasonably likely to be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

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As used herein, “Hazardous Materials” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.

(z)           CT (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Collateral Manager, the Taberna Entities or any of their Affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Taberna Entities’ express representations, warranties, covenants and agreements in this Agreement.  It acknowledges that neither the Collateral Manager nor the Taberna Entities or any of their Affiliates has given it any investment advice, credit information or opinion on whether the Exchange is prudent.

(aa)           There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of it after due inquiry, threatened against or affecting it or any of its subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by this Agreement or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which it or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(bb)           The accountants of CT who certified the Financial Statements are independent public accountants of CT and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

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(cc)           The audited consolidated financial statements (including the notes thereto) and schedules of CT and its consolidated subsidiaries for the fiscal year ended December 31, 2009, filed with the Commission in CT’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Financial Statements”) and the interim unaudited consolidated financial statements of CT and its consolidated subsidiaries for the quarter ended September 30, 2010 (the “Interim Financial Statements”) are the most recent publicly available audited and unaudited consolidated financial statements of CT and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with GAAP, the financial position of CT and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject in the case of Interim Financial Statements, to year-end adjustments.  Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein and subject to normal recurring adjustments in the ordinary course).

(dd)           Neither CT nor any of its subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against CT or any of its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of CT and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements and Interim Financial Statements and (iii) as described in the Exchange Act Reports.

(ee)           Since the respective dates of the Interim Financial Statements, there has not been (A) any Material Adverse Effect or (B) any dividend or distribution of any kind declared, paid or made by CT on any class of its Equity Interests, other than regular quarterly dividends on CT’s common stock.

(ff)           The documents of CT filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by CT’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by CT with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, at the date of this Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to CT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which CT or any of its subsidiaries is a party that are required to be so filed.  To the actual knowledge of the Chief Financial Officer of CT, CT is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

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(gg)           Commencing with its taxable year ending December 31, 2003, CT has been, and upon the completion of the transactions contemplated hereby, CT will continue to be (for as long as the board of directors of CT believes it is in CT’s best interest to qualify as a REIT), organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, and CT’s organizational structure and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.  As long as the board of directors of CT believes it is in CT’s best interests to qualify as a REIT, CT expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2011 and succeeding taxable years.

(hh)           The information regarding the transactions contemplated by this Agreement provided by CT to the Collateral Manager, Taberna VIII and Taberna IX does not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.          Representations and Warranties of Restructure 1.  Restructure 1 represents and warrants to each of the CT Entities and each of the Taberna Entities as follows:

(a)           It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, and (ii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.

(b)           It has not engaged any broker, finder or other entity acting under the authority of it or any of its affiliates that is entitled to any broker’s commission or other fee in connection with the transaction for which the CT Entities or the Taberna Entities or any of their affiliates could be responsible.

(c)           Neither Restructure 1 nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D), nor any person acting on its or its Afilliates’ behalf, has, directly or indirectly, made offers or sales of any security of Restructure 1, or solicited offers to buy any security of Restructure 1, under circumstances that would require the registration of any of the New Notes under the Securities Act.

(d)           Neither Restructure 1 nor any of its Affiliates, nor any person acting on its or its Affiliates’ behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the New Notes, Stock, Series 2 LLC Interest Secured Notes and New LLC Interests.

(e)           This Agreement has been duly authorized, executed and delivered by Restructure 1 and, assuming due authorization, execution and delivery by the CT Entities and Taberna Entities, constitutes a legal, valid and binding obligations of Restructure 1 enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(f)           The New Notes have been duly authorized by Restructure 1 and, on the Closing Date, when delivered to the New Indenture Trustee for authentication in accordance with the New Indenture and delivered to the Taberna Entities in exchange for the Existing Notes and Existing Noteholders Transferred Rights, will constitute legal, valid and binding obligations of Restructure 1 entitled to the benefits of the New Indenture, enforceable against Restructure 1 in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

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(g)           The Collateral Agreement has been duly authorized, executed and delivered by Restructure 1 and, assuming due authorization, execution and delivery by the Collateral Agent, constitutes a legal, valid and binding obligation of Restructure 1 enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(h)           The New Indenture has been duly authorized, executed and delivered by Restructure 1 and, assuming due authorization, execution and delivery by the New Indenture Trustee, constitutes a legal, valid and binding obligation of Restructure 1 enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(i)           Neither the issuance of the New Notes to the Taberna Entities in exchange for the Existing Notes and the Existing Noteholders Transferred Rights, nor the execution and delivery of and compliance with the Operative Documents by Restructure 1, as applicable, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or by-laws or similar organizational documents of Restructure 1 or any subsidiary of Restructure 1 or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entities having jurisdiction over Restructure 1 or any of its subsidiaries or their respective properties or assets, (ii) will conflict with or constitute a violation or breach of, or a default under, or result in the creation or imposition of any Lien upon any property or assets of Restructure 1 or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) Restructure 1 or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect on Restructure 1 and its subsidiaries, taken as a whole, or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity.

(j)           Restructure 1 has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of Restructure 1 to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(k)           Restructure 1 holds all necessary Governmental Licenses of and from Governmental Entities necessary to conduct its business as now being conducted, Restructure has not received any notice of proceedings relating to the revocation or modification of any such Governmental License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and Restructure 1 is in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

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(l)           Neither Restructure 1 nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which Restructure 1 or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(m)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by Restructure 1 of its obligations under the Operative Documents, as applicable, or the consummation by Restructure 1 of the transactions contemplated by the Operative Documents.

(n)           Restructure 1 and each of its subsidiaries has good and marketable title to all of its respective real and personal property, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which Restructure 1 or any of its subsidiaries holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither Restructure 1 nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of Restructure 1or any subsidiary of Restructure 1 under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(o)           The books, records and accounts of Restructure 1 and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, Restructure 1 and its subsidiaries.  Restructure 1 and each of its subsidiaries maintains a system of internal accounting controls to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(p)           Restructure 1 and its subsidiaries or any person acting on behalf of Restructure 1 and its subsidiaries including, without limitation, any director, officer, agent or employee of Restructure 1 or its subsidiaries has not, directly or indirectly, while acting on behalf of Restructure 1 and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(q)           It is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.  It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(r)           It is aware that the Stock, Series 2 LLC Interest Secured Notes and New LLC Interests have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(s)           It understands and acknowledges that (i) no public market exists for any of the Stock, Series 2 LLC Interest Secured Notes or New LLC Interests and that it is unlikely that a public market will ever exist for the Stock, Series 2 LLC Interest Secured Notes or New LLC Interests, (ii) it is purchasing the Stock, Series 2 LLC Interest Secured Notes and New LLC Interests for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, and it agrees to the legends and transfer restrictions applicable to the Stock, Series 2 LLC Interest Secured Notes and New LLC Interests, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from the CT Entities and is aware that it may be required to bear the economic risk of an investment in the Stock, Series 2 LLC Interest Secured Notes and New LLC Interests forever.

(t)           It is aware that the Stock, Series 2 LLC Interest Secured Notes and New LLC Interests may not be transferred if such transfer results in the assets being deemed “plan assets” for purposes of ERISA, or Section 4975 of the Code.

(u)           It (i) is a sophisticated entity with respect to the Exchange and the transactions contemplated hereby, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and the transactions contemplated hereby and (iii) has independently and without reliance upon the CT Entities or the Taberna Entities or any of their Affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the CT Entities and the Taberna Entities’ express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the CT Entities and the Taberna Entities in connection therewith.

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(v)           There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of it after due inquiry, threatened against or affecting it or any of its subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by this Agreement or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which it or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

6.        Representations and Warranties of the Taberna Entities.  Each Taberna Entity, for itself, represents, warrants and covenants to each of the CT Entities and Restructure 1 as follows:

(a)           It is a company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party, (ii) to make the representations and warranties specified herein and therein and (iii) to consummate the transactions contemplated in the Operative Documents.

(b)           This Agreement has been duly authorized, executed and delivered by it and, on the Closing Date, assuming due authorization, execution and delivery by the CT Entities and Restructure 1, as applicable, constitutes a legal, valid and binding obligation of each Taberna Entity, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)           No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other person, other than those that have been made or obtained, is necessary or required for the performance by the Taberna Entity of its obligations under this Agreement or to consummate the transactions contemplated herein.

(d)           It is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.  It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(e)           The Taberna Entities are the sole holders of certain of the Existing Notes and the related Existing Noteholders Transferred Rights and shall deliver the Existing Notes and the Existing Noteholders Transferred Rights on the Closing Date to Restructure 1 pursuant to this Agreement free and clear of any Lien.

(f)           Each Taberna Entity is the sole beneficial owner of the aggregate principal amount of Existing Notes as set forth next to its name on Exhibit C hereto.

(g)           It is aware that the New Notes, Stock, Series 2 LLC Interest Secured Notes and New LLC Interests have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

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(h)           It understands and acknowledges that (i) no public market exists for any of the New Notes, Stock, Series 2 LLC Interest Secured Notes or New LLC Interests and that it is unlikely that a public market will ever exist for the New Notes, Stock, Series 2 LLC Interest Secured Notes or New LLC Interests, (ii) such Taberna Entity is purchasing New Notes, Stock, Series 2 LLC Interest Secured Notes and New LLC Interests for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, and it agrees to the legends and transfer restrictions applicable to the New Notes, Stock, Series 2 LLC Interest Secured Notes and New LLC Interests, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from the CT Entities and Restructure 1 and is aware that it may be required to bear the economic risk of an investment in the New Notes, Stock, Series 2 LLC Interest Secured Notes and New LLC Interests forever.

(i)           It is aware that the New Notes, Stock, Series 2 LLC Interest Secured Notes and New LLC Interests may not be transferred if such transfer results in the assets being deemed “plan assets” for purposes of ERISA or Section 4975 of the Code.

(j)           It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated in this Agreement for which the CT Entities or Restructure 1 could be responsible.

(k)           It (i) is a sophisticated entity with respect to the Exchange and the transactions contemplated hereby, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and the transactions contemplated hereby and (iii) has independently and without reliance upon the CT Entities, Restructure 1 or the other Taberna Entity or any of their Affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the CT Entities and Restructure 1’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the CT Entities and Restructure 1 in connection therewith.

7.         Financing Covenant.  To the extent permitted under the Mezzanine Loan Agreement and the agreements entered into in connection with the Repurchase Finance Assumption Transactions, CT Legacy REIT Mezz Borrower may finance or refinance Legacy Assets.  CT Legacy REIT Mezz Borrower covenants and agrees that, in pursuing any such financing or refinancing, whether before or after the satisfaction of the Mezzanine Loan Agreement, CT Legacy REIT Mezz Borrower will in good faith undertake to obtain any such financing or refinancing of the Legacy Assets or any other new debt on the most favorable prevailing market-based terms available under the circumstances, including with respect to any financing obtained from any stockholder of CT Legacy REIT Mezz Borrower, CT, or any Affiliate thereof, and CT Legacy REIT Mezz Borrower will enter into such financings, refinancings or any other debt only to the extent that it maximizes the return on the Legacy Assets to all of its shareholders and is not intended to unfairly delay the distribution of dividends to its shareholders.

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8.        Prepayment Restrictions; Continuing Reporting Obligations.

(a)           Except for prepayments pursuant to the payment of dividends or distributions on the Class A-1 Units and Class A-2 Units of CT Legacy REIT Holdings securing those certain 8.19% series 1 secured notes due 2016 issued by CT Legacy Series 1 Note Issuer, LLC (the “Series 1 Notes”), and the New LLC Interests, neither CT Legacy Holdings nor any of its subsidiaries shall prepay either the Series 1 Notes or the Series 2 LLC Interest Secured Notes unless any prepayment is made pro rata among both the Series 1 Notes and the Series 2 LLC Interest Secured Notes based on the outstanding principal amount thereof, including any payment in kind interest accrued thereon and added thereto.

(b)           For so long as any New Notes remain outstanding pursuant to their terms, CT Legacy Holdings shall provide the holders thereof (and any beneficial owner previously notified to CT Legacy Holdings in writing so long as such beneficial owner agrees to be bound by the provisions of Section 20 hereof) with copies of the quarterly and annual financial reports required to be provided to the Mezzanine Loan Lender under the Mezzanine Loan Agreement regardless of whether such mezzanine loan is then outstanding or the Mezzanine Loan Lender actually requests or receives such reports.

9.           Payment of Expenses.  On the Closing Date, in addition to the obligations agreed to by CT under Section 2(b)(ix), (x) and (xi) herein, the CT Entities shall pay all reasonable costs and expenses incurred by the Taberna Entities in connection with the authorization, execution and delivery of this Agreement and the transactions contemplated hereby, including the reasonable fees of one counsel for the Taberna Entities.  The CT Entities shall pay the fees and all reasonable expenses, including the fees and disbursements of one counsel, for each of (i) BNYM, in its capacity as the New Indenture Trustee, and (ii) the Collateral Agent, in its capacity as such.

10.           Indemnification.

(a)  The CT Entities agrees to indemnify and hold harmless BNYM and the Taberna Entities (collectively, the “Indemnified Parties”), the Indemnified Parties’ respective directors, officers, employees and agents and each person, if any, who controls the Indemnified Parties within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained in any information provided by the CT Entities, in light of the circumstances under which they were made, not misleading, (ii) the breach or alleged breach of any representation, warranty, covenant or agreement of the CT Entities contained herein or in the Pledge Agreement, or (iii) the execution and delivery by the CT Entities of the Operative Documents and the consummation of the transactions contemplated herein and therein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the CT Entities may otherwise have.

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(b)           Promptly after receipt by an Indemnified Party under this Section 10 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above.  The Indemnified Parties shall be entitled to appoint counsel to represent the Indemnified Parties in any action for which indemnification is sought.  An indemnifying party may participate at its own expense in the defense of any such action.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result.  An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

11.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties and other statements of the Parties and/or their officers and directors set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange; provided, however, that the agreements, representations and warranties and other statements of Restructure 1 and/or its officers and directors shall be in full force and effect at the time of the Exchange, but shall not survive the Exchange.  The provisions of Sections 7 through 22 shall survive the termination or cancellation of this Agreement.

12.           Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the Parties hereto.

13.           Notices.  All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant Party at its address specified in Exhibit G.

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14.           Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the Parties hereto and the affiliates, directors, officers, employees, agents and controlling persons and their successors, assigns, heirs and legal representatives, any right or obligation hereunder.  None of the rights or obligations of the CT Entities or Restructure 1 under this Agreement may be assigned, whether by operation of law or otherwise, without the prior written consent of the Taberna Entities.

15.           Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

16.           Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

17.           Waiver of Jury Trial  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY OPERATIVE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18.           Counterparts and Facsimile.  This Agreement may be executed by any one or more of the Parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement may be executed by any one or more of the Parties hereto by facsimile.

19.           Transactions Steps.  The Parties hereby acknowledge that the transactions contemplated by this Agreement involve a series of steps as more fully described in the Recitals to this Agreement and as set forth in Exhibit A hereto, and represent that it is their intention that the various steps set forth in such Recitals be consummated in the sequence set forth therein.

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20.           Confidentiality.  Each of the Parties shall not disclose the terms of this Agreement hereof without the prior written consent of the other Parties; provided, however, that each Party may disclose such terms to (i) their respective Affiliates, directors, officers, employees, attorneys, accountants, partners, members and financial and other advisors, (ii) pursuant to a subpoena or order issued by a court, arbitrator or governmental body or agency, or as otherwise required by law or regulation or stock exchange requirements, (iii) in connection with any suit, action or proceeding relating to this Agreement or any other Operative Document or the enforcement of rights hereunder or under any other Operative Document, or (iv) to the extent such terms or information become publicly available other than as a result of a breach of this Section 20.  Notwithstanding any other provision herein to the contrary, each of the Parties hereto (and each employee, representative or other agent of each such Party) may disclose to any and all persons, without limitation of any kind, any information with respect to the United States, federal, state and local “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereto and all materials of any kind (including opinions or other tax analyses) that are provided to such party or its representatives relating to such tax treatment and tax structure; provided that no person may disclose any pricing terms or other nonpublic business or financial information that is unrelated to the United States federal, state and local tax treatment of the transaction and is not relevant to understanding the United States federal, state and local tax treatment of the transaction, without complying with the provisions of this Section 20; provided, further, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local tax treatment or tax structure of the transactions contemplated hereby.

21.           Entire Agreement.  This Agreement constitutes the entire agreement of the Parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

22.           Recourse to Taberna Entities.   Recourse hereunder solely with respect to each of Taberna VIII or Taberna IX, as applicable, shall be limited solely to the assets of Taberna VIII or Taberna IX, as applicable. To the extent the assets of Taberna VIII or Taberna IX, as applicable, or the proceeds of such assets are insufficient to meet the obligations of Taberna VIII or Taberna IX, as applicable, hereunder in full, Taberna VIII or Taberna IX, as applicable, shall have no further liability in respect of such outstanding obligations. The CT Entities hereby agree not to institute any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws against Taberna VIII or Taberna IX, as applicable, until at least one year and one day or the then applicable preference period under the Bankruptcy Code or, where the context requires, the applicable insolvency provisions of the laws of the Cayman Islands plus ten (10) days after the payment in full of all the securities issued by Taberna VIII or Taberna IX, as applicable; provided, that nothing in this Section 22 shall preclude the CT Entities from taking any action against Taberna VIII or Taberna IX, as applicable, prior to the expiration of the aforementioned period in (x) any case or proceeding voluntarily filed or commenced by Taberna VIII or Taberna IX, as applicable, or (y) any involuntary insolvency proceeding filed or commenced against Taberna VIII or Taberna IX, as applicable, by a person other than the CT Entities.

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[Signature Pages Follows]

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IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

CAPITAL TRUST, INC.

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis Title: Chief Financial Officer

CT LEGACY HOLDINGS, LLC

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis Title: Chief Financial Officer

CT LEGACY SERIES 2 NOTE ISSUER, LLC

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis Title: Chief Financial Officer

CT LEGACY REIT MEZZ BORROWER, INC.

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis Title: Chief Financial Officer

(Signatures continue on the next page)

[SIGNATURE PAGE TO CONTRIBUTION AND EXCHANGE AGREEMENT]

JSN RESTRUCTURE 1 LTD.

By:	/s/ David Lloyd
Name: David Lloyd Title: Director

(Signatures continue on the next page)

[SIGNATURE PAGE TO CONTRIBUTION AND EXCHANGE AGREEMENT]

TABERNA PREFERRED FUNDING VIII, LTD.

By:	Taberna Capital Management, LLC, as Collateral Manager

By:	/s/ Kenneth R. Frappier
Name: Kenneth R. Frappier Title: Executive Vice President

TABERNA PREFERRED FUNDING IX, LTD.

By:	Taberna Capital Management, LLC, as Collateral Manager

By:	/s/ Kenneth R. Frappier
Name: Kenneth R. Frappier Title: Executive Vice President

[SIGNATURE PAGE TO CONTRIBUTION AND EXCHANGE AGREEMENT]

EXHIBIT A

Secured and Unsecured Obligations

Set forth below is a list of certain secured and unsecured debt obligations (the “Legacy Debt Obligations”) of Capital Trust, Inc., a Maryland corporation (“CT”):

1.
$42,369,695 due and payable under that certain master repurchase agreement, dated as of July 30, 2007, by and among CT, as seller (“Citi Seller”) and Citigroup Global Markets Inc., as securities buyer (“Citi Securities Buyer”) and Citigroup Financial Products Inc., as loan buyer (“Citi Loan Buyer”, together with Citi Securities Buyer, “Citi Buyers”), as amended by that certain amendment No. 2 to master repurchase agreement, dated as of July 24, 2008, by and between Citi Seller and Citi Buyers, as further amended by that certain amendment No. 3 to master repurchase agreement, dated as of March 16, 2009, by and between Citi Seller and Citi Buyers, as further amended by that certain amendment No. 4 to master repurchase agreement, dated as of October 1, 2009, by and between Citi Seller and Citi Buyers.

2.
$131,939,582 due and payable under that certain master repurchase agreement, dated as of October 24, 2008, by and among CT and CT BSI Funding Corp., as sellers (collectively, “JPM 1 Sellers”) and JPMorgan Chase Bank, N.A., as buyer (“JPM 1 Buyer”), as amended by that certain amendment No. 1 to master repurchase agreement, dated as of March 16, 2009, by and among JPM 1 Sellers, JPM 1 Buyer and JPMorgan Chase Bank, N.A., as affiliated hedge counterparty.

3.
$61,833,585 due and payable under that certain master repurchase agreement, dated as of November 21, 2008, by and among CT and CT BSI Funding Corp., as sellers (collectively, “JPM 2 Sellers”) and JPMorgan Chase Funding Inc., as buyer (“JPM 2 Buyer”), as amended by that certain amendment No. 1 to master repurchase agreement, dated as of March 16, 2009, by and among JPM 2 Sellers, JPM 2 Buyer and JPMorgan Chase Bank., N.A., as affiliated counter party.

4.
$104,106,223 due and payable under that certain master repurchase agreement, dated as of July 29, 2005, by and among CT, CT RE CDO 2004-1 Sub, LLC, and CT RE CDO 2005-1 Sub, LLC, as sellers (collectively, “MS Sellers”) and Morgan Stanley Bank, N.A., as buyer (“MS Buyer”), as amended by that certain amendment No. 1 to master repurchase agreement, dated as of November 4, 2005, by and among MS Sellers and MS Buyer, as further amended by that certain amendment No. 2 to master repurchase agreement, dated as of November 16, 2005, by and among MS Sellers and MS Buyer, as further amended by that certain amendment No. 3 to master repurchase agreement, dated as of April 6, 2006, by and among MS Sellers and MS Buyer, as further amended by that certain amendment No. 4 to master repurchase agreement, dated as of April 26, 2006, by and among MS Sellers and MS Buyer, as further amended by that certain letter agreement, dated June 23, 2006, from CT to Morgan Stanley, as further amended by that certain amendment No. 5 to master repurchase agreement, dated as of February 14, 2007, by and among MS Sellers and MS Buyer, as further amended by that certain joinder and amendment, dated as of June 5, 2007, by and among, CT Investment Management Co., LLC (“CT Investment”), MS Sellers, MS Buyer, Deutsche Bank National Trust Company (“Custodian”) and Midland Loan Services, Inc. (“Servicer”), as further amended by that certain amendment No. 6 to master repurchase agreement, dated as of December 14, 2007, by and among MS Sellers and MS Buyer, as further amended by that certain amendment No. 7 to master repurchase agreement, dated as of June 30, 2008, by  and among MS Sellers, CT Investment (together with MS Sellers, “New MS Sellers”) and MS Buyer, as further amended by that certain amendment No. 8 to master repurchase agreement, dated as of July 28, 2008, by and among New MS Sellers and MS Buyer, as further amended by that certain joinder No. 2 and amendment No. 9 to master repurchase agreement, dated as of February 13, 2009, by and among CT XLC Holding, LLC (“XLC”), New MS Sellers, MS Buyer, Custodian and Servicer, as further amended by that certain amendment No. 10 to master repurchase agreement, dated as of March 16, 2009, by and among MS Sellers, XLC and MS Buyer, as further amended by that certain amendment No. 11 to master repurchase agreement, dated as of October 1, 2009, by and among MS Sellers, XLC and MS Buyer, as further amended by that certain joinder No. 3 and amendment No. 12 to master repurchase agreement, dated as of February 3, 2011, by and among MS Sellers, XLC, and Bellevue CT Holdings, LLC, as sellers (collectively, “New MS Sellers II”), MS Buyer, as buyer, Custodian, and Servicer, as further amended by that certain joinder No. 4 and amendment No. 13 to master repurchase agreement, dated as of February 3, 2011, by and among New MS Sellers II and CNL Hotel JV, LLC, as sellers (collectively, “New MS Sellers III”), MS Buyer, as buyer, Custodian, and Servicer.

5.
$99,338,851 due and payable under that certain amended and restated credit agreement, dated as of March 16, 2009, among CT, WestLB, AG, New York Brach, BNP Paribas, Morgan Stanley Bank N.A., JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, N.A. and WestLB AG, New York Branch, as administrative agent for the lenders.

6.
$143,752,750 due and payable under that certain junior subordinated indenture, dated as of March 16, 2009, between CT and The Bank of New York Mellon Trust Company, National Association (“BNYM”), as trustee, and that certain junior subordinated indenture, dated as of May 14, 2009, by and between CT and BNYM, as trustee.

Legacy Assets

Set forth on Exhibit B to the Agreement to which this Exhibit A is attached is a list of certain assets owned by CT or its subsidiaries to be contributed to CT Legacy REIT Mezz Borrower (as defined below) in connection with the Restructuring (as defined below) (the “Legacy Assets”).

Restructuring

CT has undertaken to restructure and/or settle the Legacy Debt Obligations pursuant to a plan (the “Restructuring”) that contemplates the following steps and transactions:

1.
The transfer of the Legacy Assets to CT Legacy REIT Mezz Borrower, Inc., a Maryland corporation (“CT Legacy REIT Mezz Borrower”) in exchange for cash and the issuance to CT Legacy Holdings, LLC, a Delaware limited liability company (“CT Legacy Holdings”), of shares of Class A-1 Common Stock, Class A-2 Common Stock, Class B Common Stock of CT Legacy REIT Mezz Borrower and the issuance to CT of Class A Preferred Stock (each of the foregoing as defined herein) of CT Legacy REIT Mezz Borrower pursuant to that certain contribution agreement, dated as of the date hereof, by and among CT, CT Legacy REIT Mezz Borrower and CT Legacy Holdings (the “Legacy Asset Contribution Transaction”);

2.
The transfer of the Legacy Assets by CT Legacy REIT Mezz Borrower as a contribution to CT Legacy Asset, LLC, a Delaware limited liability company (“CT Legacy Asset”), pursuant to that certain contribution agreement, dated as of the date hereof, by and between CT Legacy REIT Mezz Borrower and CT Legacy Asset (the “CTLRMB Legacy Asset Downstream Contribution Transaction”);

3.
The transfer of certain of the Legacy Assets by CT Legacy Asset as a contribution to CT Legacy MS SPV, LLC, a Delaware limited liability company (“CT Legacy MS”), CT Legacy Citi SPV, LLC, a Delaware limited liability company (“CT Legacy Citi”) and CT Legacy JPM SPV, LLC, a Delaware limited liability company (“CT Legacy JPM”), pursuant to that certain contribution agreement, dated as of the date hereof, by and among CT Legacy Asset, on the one hand, and each of CT Legacy MS, CT Legacy Citi and CT Legacy JPM, on the other hand (the “CTLA Legacy Asset Downstream Contribution Transactions”);

4.
The funding of cash to CT Legacy REIT Mezz Borrower pursuant to that certain mezzanine loan agreement, dated as of the date hereof, by and between CT Legacy REIT Mezz Borrower, as borrower, and Five Mile Capital II CT Mezz SPE LLC (“Five Mile Lender”), as lender (the “Mezzanine Loan Agreement”), the pledge by CT Legacy REIT Mezz Borrower of 100% of its membership interests in CT Legacy Asset, and certain other assets of CT Legacy REIT Mezz Borrower, all pursuant to a pledge and security agreement, dated as of the date hereof, by CT Legacy REIT Mezz Borrower, as security for CT Legacy REIT Mezz Borrower’s obligations under the Mezzanine Loan Agreement and related mezzanine loan promissory note (the “Mezzanine Pledge”), and the non-recourse carve-out guaranty thereof by CT pursuant to that certain guaranty, dated as of the date hereof, pursuant to that certain contribution agreement, dated as of the date hereof, by and among Five Mile Lender, Five Mile Capital II CT Equity SPE LLC (“Five Mile Shareholder”) and CT Legacy REIT Mezz Borrower, in exchange for the issuance by CT Legacy REIT Mezz Borrower to Five Mile Lender of the related mezzanine loan promissory note and Five Mile Shareholder of shares of Class A-2 Common Stock of CT Legacy REIT Mezz Borrower (the “Mezzanine Loan Contribution Transaction”);

5.
The contribution to CT Legacy REIT Holdings, LLC, a Delaware limited liability company (“CT Legacy REIT Holdings”) of Class A-1 Common Stock and Class A-2 Common Stock held by CT Legacy Holdings and Five Mile Shareholder in exchange for the issuance to CT Legacy Holdings and Five Mile Shareholder of Class A-1 Units and/or Class A-2 Units of CT Legacy REIT Holdings pursuant to that certain contribution agreement, dated as of the date hereof, by and among CT Legacy REIT Holdings, CT Legacy Holdings and Five Mile Shareholder (the “REIT Stock Contribution Transaction”);

6.
The transfer by CT Legacy Holdings of Class A-1 Units and/or Class A-2 Units of CT Legacy REIT Holdings to each of CT Legacy Series 1 Note Issuer, LLC, a Delaware limited liability company (“CT Series 1 Note Issuer”) and CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company (“CT Series 2 Note Issuer”) in exchange for the issuance to CT Legacy Holdings by CT Series 1 Note Issuer of those certain series 1 secured notes, dated as of the date hereof, secured by Class A-1 Units and Class A-2 Units of CT Legacy REIT Holdings (the “Series 1 Notes”), pursuant to that certain exchange agreement, dated as of the date hereof, by and between CT Legacy Holdings and CT Series 1 Note Issuer (the “Series 1 Note Exchange Transaction”), and the issuance to CT Legacy Holdings by CT Series 2 Note Issuer of those certain series 2 secured notes, dated as of the date hereof, secured by Class A-1 Units of CT Legacy REIT Holdings (the “Series 2 Notes”), pursuant to that certain exchange agreement, dated as of the date hereof, by and between CT Legacy Holdings and CT Series 2 Note Issuer (the “Series 2 Note Exchange Transaction” and together with the Series 1 Note Exchange Transaction, the “Note Exchange Transactions”);

7.	The assumption of certain Legacy Debt Obligations by newly acquired and converted or formed subsidiaries of CT Legacy Asset pursuant to:

(a)	that certain amended and restated master repurchase agreement, dated as of the date hereof, by and between CT Legacy JPM and JPMorgan Chase Bank, N.A.;

(b)	that certain amended and restated master repurchase agreement, dated as of the date hereof, by and between CT Legacy JPM and JPMorgan Chase Funding Inc.;

(c)
that certain amended and restated master repurchase agreement, dated as of the date hereof, by and among CT Legacy MS, CT XLC Holding, LLC, Bellevue C2 Holding, LLC, CNL Hotel JV, LLC and Morgan Stanley Asset Funding Inc.; and

(d)
that certain amended and restated master repurchase agreement, dated as of the date hereof,  by and between CT Legacy Citi and Citigroup Financial Products, Inc. and Citigroup Global Markets, Inc. ((a), (b), (c) and (d) together, the “Repurchase Financing Assumption Transactions”);

8.
The satisfaction and discharge of certain Legacy Debt Obligations pursuant to that certain exchange agreement, dated as of the date hereof, by and among CT, CT Legacy Holdings, CT Legacy REIT Holdings, CT Series 1 Note Issuer and WestLB AG, New York Branch, BNP Paribas, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and Deutsche Bank Trust Company Americas (collectively, the “WestLB Lenders”) that provides for the delivery to the WestLB Lenders by CT and CT Legacy Holdings of cash, Class A-2 Units of CT Legacy REIT Holdings and the Series 1 Notes (the “WestLB Loan Termination Transaction”);

9.
The discharge of certain Legacy Debt Obligations upon the delivery of Class B Common Stock by CT Legacy Holdings and the issuance by JSN Restructure Vehicle 1 Ltd., a newly formed exempted company incorporated under the laws of the Caymans Islands and owned by a third party (“Restructure 1”), of new notes pursuant to that certain indenture, dated as of the date hereof, by and between Restructure 1 and BNYM, as trustee, in exchange for such Legacy Debt Obligations held by the holders thereof and the simultaneous delivery of such obligations to CT for cancellation by the trustee (the “Old JSN Discharge Transaction”) and immediately thereafter the contribution by CT and CT Legacy Holdings of cash, shares of Class B Common Stock and certain Series 2 Notes to Restructure 1, pursuant to that certain contribution and exchange agreement, dated as of the date hereof, by and among CT, CT Legacy Holdings, CT Series 2 Note Issuer, CT Legacy REIT Mezz Borrower, Restructure 1 and the holders of such Legacy Debt Obligations named therein (the “Non-EOD CDO Restructure 1 Contribution Transaction”);

10.
The discharge of certain Legacy Debt Obligations held by certain holders thereof upon the redemption of such obligations in exchange for cash and certain Series 2 Notes, upon the exercise by CT of redemption rights contained in that certain supplemental indenture, dated as of the date hereof, between CT and BNYM, as trustee, to the junior subordinated indenture, dated as of March 16, 2009, between CT and BNYM, as trustee, (the “EOD CDO Redemption Transaction”), whereby such Legacy Debt Obligations shall be cancelled by the trustee, and in connection therewith, the execution of those certain redemption agreements, dated as of the date hereof, among CT, CT Legacy Holdings, CT Series 2 Note Issuer, CT Legacy REIT Mezz Borrower and the holders of such Legacy Debt Obligations (the “Old JSN 2 Discharge Transaction”);

11.
The discharge of certain Legacy Debt Obligations upon the exchange of such obligations by the holders thereof for cash, shares of Class B Common Stock and certain Series 2 Notes, pursuant to that certain exchange agreement, dated as of the date hereof, by and among CT, CT Legacy Holdings, CT Series 2 Note Issuer, CT Legacy REIT Mezz Borrower and the holders of the foregoing Legacy Debt Obligations (the “JSN Opt-Out Exchange Transaction”).

For purposes of the foregoing, the term “Class A-1 Common Stock” means the shares of class A-1 common stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower, the term “Class A-2 Common Stock” means the shares of class A-2 common stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower, the term “Class B Common Stock” means the shares of class B common stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower, the term “Class A Preferred Stock” means the shares of class A preferred stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower and the term “Stock” means each of the Class A-1 Common Stock, the Class A-2 Common Stock, the Class B Common Stock and the Class A Preferred Stock.

EXHIBIT B

LEGACY ASSETS

I.	UNENCUMBERED ASSETS

	ASSET	INTEREST

1.	[***]	[***]

2.	[***]	[***]

3.	[***]	[***]

4.	[***]	[***]

5.	[***]	[***]

6.	[***]	[***]

7.	[***]	[***]

8.	[***]	[***]

II.	ASSETS TO BE PLEDGED TO JPMORGAN CHASE BANK, N.A.

	ASSET	INTEREST

1.	[***]	[***]

2.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	[***]	[***]

4.	[***]	[***]

5.	[***]	[***]

6.	[***]	[***]

7.	[***]	[***]

8.	[***]	[***]

9.	[***]	[***]

10.	[***]	[***]

11.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.	[***]	[***]

III.	ASSETS TO BE PLEDGED TO JPMORGAN CHASE FUNDING INC.

	ASSET	INTEREST

13.	[***]	[***]

14.	[***]	[***]

15.	[***]	[***]

16.	[***]	[***]

17.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18.	[***]	[***]

19.	[***]	[***]

20.	[***]	[***]

21.	[***]	[***]

22.	[***]	[***]

23.	[***]	[***]

24.	[***]	[***]

IV.	ASSETS TO BE HELD BY CT LEGACY MS SPV, LLC

	ASSET	INTEREST

1.	[***]	[***]

2.	[***]	[***]

3.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	[***]	[***]

V.	EQUITY MEMBERSHIP INTERESTS TO BE HELD BY CT LEGACY MS SPV, LLC

	COMPANY	INTEREST HELD BY COMPANY

5.	[***]	[***]

6.	[***]	[***]

7.	[***]	[***]

VI.	ASSETS TO BE HELD BY CT LEGACY CITI SPV, LLC

	ASSET	INTEREST

1.	[***]	[***]

2.	[***]	[***]

3.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	[***]	[***]

5.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

				Restructure 1 Collateral		Series 2 LLC Interest Secured Note Collateral
Entity	Aggregate Principal Amount of Existing Notes Outstanding	Aggregate Principal Amount of New Notes to be Issued by Restructure 1	Cash Contributed as Collateral	Number of Shares of Class B Common Stock of CT Legacy REIT Mezz Borrower Contributed as Collateral	Amount of Series 2 Secured Note Contributed as Collateral	Number of Class A-1 Units of CT REIT Legacy Holdings Pledged as Collateral to Series 2 Secured Note
Taberna Preferred Funding VIII, Ltd.	$28,750,000	$28,750,000	$350,837.38	568,592	$999,980.87	621,149
Taberna Preferred Funding IX, Ltd.	$32,343,750	$32,343,750	$394,692.06	639,666	$1,124,978.48	698,792

C-1

EXHIBIT D

FORM OF SERIES 2 LLC INTEREST SECURED NOTE DUE 2016

THIS SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”).  THIS SECURED NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO TRANSFER OF THIS SECURED NOTE MAY BE MADE TO THE EXTENT THAT SUCH TRANSFER WOULD (IN EACH CASE, AS REASONABLY DETERMINED BY THE ISSUER): (I) BE MADE TO A PROPOSED TRANSFEREE WHO IS NOT AN “ACCREDITED INVESTOR” AS THAT TERM IS DEFINED UNDER RULE 501(A) PROMULGATED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED; (II) BE MADE TO A PROPOSED TRANSFEREE WHO IS NOT A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND AS SUCH TERM IS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT; (III) BE MADE TO A PROPOSED TRANSFEREE WHO IS A “BENEFIT PLAN INVESTOR” AS DEFINED IN SECTION 3(42) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”); (IV) RESULT IN THE ASSETS OF CT LEGACY SERIES 2 NOTE ISSUER, LLC (“CT SERIES 2 NOTE ISSUER”), CT LEGACY HOLDINGS, LLC (“CT LEGACY HOLDINGS”), CT LEGACY REIT HOLDINGS, LLC (“CT LEGACY REIT HOLDINGS”), OR CT LEGACY REIT MEZZ BORROWER, INC. (“CT LEGACY REIT MEZZ BORROWER”) BEING DEEMED “PLAN ASSETS” FOR PURPOSES OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (V) RESULT IN THE DISQUALIFICATION OF CT LEGACY REIT MEZZ BORROWER AS A REAL ESTATE INVESTMENT TRUST FOR PURPOSES OF THE CODE OR OTHERWISE VIOLATE THE CHARTER OF CT LEGACY REIT MEZZ BORROWER; OR (VI) CAUSE THE LEGACY ASSET CONTRIBUTION TRANSACTION (AS DEFINED IN THAT CERTAIN CONTRIBUTION AND EXCHANGE AGREEMENT, DATED AS OF MARCH [●], 2011, BY AND AMONG  CAPITAL TRUST, INC., CT LEGACY HOLDINGS, CT SERIES 2 NOTE ISSUER, CT LEGACY REIT MEZZ BORROWER, JSN RESTRUCTURE VEHICLE 1 LTD., TABERNA PREFERRED FUNDING VIII, LTD. AND  TABERNA PREFERRED FUNDING IX, LTD.) TO FAIL TO QUALIFY FOR NON-RECOGNITION TREATMENT UNDER SECTION 351 OF THE CODE.  THIS SECURED NOTE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS HEREIN AND IN WHOLE AND NOT IN PART.

SERIES 2 SECURED NOTE

$[●] No. [●]	March [●], 2011

FOR VALUE RECEIVED, CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company (the “Issuer”), hereby promises to pay to [●], (the “Holder”), the principal amount of [●] United States Dollars ($[●]) (the “Initial Principal Amount”), as represented by this Secured Note (this “Note”), in accordance with the terms herein.

1)	Definitions. The following terms as used in this Note shall have the following meanings:

a)
The term “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

b)	The term “Banking Holiday” shall mean any day on which banking institutions in New York, New York are authorized or required by law to close.

c)	The term “Business Day” shall mean a day other than a Saturday, Sunday or Banking Holiday.

d)	The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

e)	The term “Collateral” shall have the meaning ascribed to such term in Section 6 of this Note.

f)	The term “Collateral Agent” shall mean U.S. Bank, National Association.

g)	The term “Control Agreements” shall mean the Dividend Account Control Agreement and Sales Proceeds Account Control Agreement (as such terms are defined in the Pledge Agreement).

h)
The term “Contribution and Exchange Agreement” shall mean that certain Contribution and Exchange Agreement dated as of March 31, 2011, entered into by and among CT, CT Legacy Holdings, the Issuer, CT Legacy REIT Mezz Borrower, JSN Restructure Vehicle 1 Ltd., Taberna Preferred Funding VIII, Ltd. and Taberna Preferred Funding IX, Ltd.

i)	The term “CT” shall mean Capital Trust, Inc.

j)	The term “CT Legacy Holdings” shall mean CT Legacy Holdings, LLC.

k)	The term “CT Legacy REIT Holdings” shall mean CT Legacy REIT Holdings, LLC.

l)	The term “CT Legacy REIT Mezz Borrower” shall mean CT Legacy REIT Mezz Borrower, Inc.

m)	The term “Cure Period” shall have the meaning ascribed to such term in Section 5(a)(ii) of this Note.

n)	The term “Date of Issuance” shall have the meaning ascribed to such term in Section 2(a) of this Note.

o)	The term “Date of Maturity” shall have the meaning ascribed to such term in Section 2(b) of this Note.

p)
The term “Eligible Transferee” shall mean each of Taberna Preferred Funding V, Ltd., Taberna Preferred Funding VI, Ltd., Taberna Preferred Funding VIII, Ltd., Taberna Preferred Funding IX, Ltd., Talon Total Return QP Partners LP, Talon Total Return Partners LP, GPC 69, LLC, HFR RVA Opal Master Trust, Kodiak CDO II, Ltd. and Paul F. Strebel.

q)	The term “ERISA” shall have the meaning ascribed to such term in Section 9(l)(ii) of this Note.

r)	The term “Event of Default” shall have the meaning ascribed to such term in Section 5(a) of this Note.

s)
The term “Foreign Holder” shall mean a Person that is organized under the laws of a jurisdiction other than that in which the Issuer is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

t)
The term “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any arbitration panel, any court, any commission, any agency or any instrumentality of the foregoing.

u)	The term “Holder” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

v)	The term “Initial Principal Amount” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

w)	The term “Investment Company Act” means the Investment Company Act of 1940, as amended.

x)	The term “Issuer” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

y)
The term “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

z)	The term “Mezzanine Loan Lender” shall mean Five Mile Capital II CT Mezz SPE LLC, a Delaware limited liability company.

aa)	The term “Note” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

bb)
The term “Obligations” shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Issuer to the Holder, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not arising under this Note, the Pledge Agreement or any other related documents.  This term includes all principal (including the Prepayment Amount, if applicable), interest (including PIK Interest and all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of the Issuer, whether or not allowed in such proceeding) and all other amounts due and owing by the Issuer under this Note or the Pledge Agreement whether on account of fees, expenses, indemnification or otherwise.

cc)	The term “Offer Notice” shall have the meaning ascribed to such term in Section 9(l)(iv) of this Note.

dd)	The term “OID” shall have the meaning ascribed to such term in Section 8(a) of this Note.

ee)	The term “Operative Documents” means, collectively, this Note, the Control Agreements and the Pledge Agreement.

ff)
The term “Person” shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

gg)	The term “PIK Interest” shall have the meaning ascribed to such term in Section 2(a) of this Note.

hh)	The term “PIK Interest Accrual Date” shall have the meaning ascribed to such term in Section 2(a) of this Note.

ii)
The term “Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, entered into by and among the Issuer, the Holder and the Collateral Agent, relating to the pledge by the Issuer of [●] Class A-1 Units, it holds in CT Legacy REIT Holdings.

jj)	The term “Prepayment Amount” shall have the meaning ascribed to such term in Section 3 of this Note.

kk)	The term “Principal Amount” shall mean the Initial Principal Amount, as increased from time to time pursuant to Section 2(a) or decreased from time to time pursuant to Section 3.

ll)	The term “Taxes” shall have the meaning ascribed to such term in Section 2(e) of this Note.

2)	Payment Terms of the Note.

a)
Interest Rates and Payments.  The Issuer covenants and agrees that the Principal Amount shall bear interest at a rate equal to 8.19% per annum (the “PIK Interest”), which shall accrue beginning on the date of this Note (the “Date of Issuance”), and shall accrue quarterly in arrears on the last day of each quarter (the “PIK Interest Accrual Date”) during the term hereof and on the Date of Maturity, and without any action on the part of the Issuer and the Holder shall be payable on and added to the Principal Amount, with the first such PIK Interest Accrual Date where the PIK Interest accruing from the Date of Issuance shall be added to the Principal Amount being June 30, 2011.

b)
Repayment of the Notes.  The Issuer covenants and agrees to repay to the Holder the unpaid Principal Amount, in full, on March 31, 2016 (the “Date of Maturity”), to the extent such amount has not previously been repaid.

c)
Maximum Lawful Rate.  In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to the Holder exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest and fees would otherwise be payable to the Holder in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law.  If from any circumstance, the Holder shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the Principal Amount, in such manner as may be determined by the Holder, or if such excessive interest exceeds the unpaid balance of the Principal Amount, such excess shall be refunded to the Issuer.

d)	Application of Payments. Any payments or any prepayments hereunder shall generally be applied to the outstanding Principal Amount.

e)
Withholding.  Except as required by law, any and all payments made by the Issuer in accordance with the terms of this Note to the Holder shall be made free and clear of and without deduction or withholding for any taxes (including interest and penalties thereon or additions thereto) (“Taxes”).  To the extent the Issuer is required by law to deduct and withhold in respect of any Taxes with respect to this Note, the amount withheld shall be treated as a payment under this Note in the amount of the withholding and the Issuer shall not be responsible for nor have an obligation hereunder to pay to the Holder any additional amounts as would be necessary to restore the amount received and retained by the Holder to an amount equal to the amount it would have received and retained had no such deduction, withholding or Taxes been imposed.  Holder agrees that, prior to the first date on which any payment is due hereunder, it will deliver to Issuer two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or W-9 or successor applicable form, as the case may be, certifying in the case of Form W-8BEN or successor applicable form that such Holder is not a U.S. person and (i) that payments under the Note are not effectively connected with the conduct of a trade or business in the United States and (ii) in the case of a Holder that is claiming treaty benefits, that such Holder is entitled to receive payments under the Note without withholding, or at a reduced rate; or in the case of Form W-8ECI or W-9 or successor applicable form, that such Holder is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes; in addition, in the case of a Foreign Holder that is claiming exemption from the withholding of U.S. federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate to the effect that such Foreign Holder is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Issuer within the meaning of Section 881(c)(3)(B) of the Code (which, in the case of a Foreign Holder that is a partnership for U.S. federal income tax purposes, shall be determined at the partner level in accordance with Treasury Regulations Section 1.871-14(g)), or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.  Each Holder required to deliver to Issuer any certificate, a Form W-8BEN or W-8ECI or W-9 pursuant to the preceding sentence further undertakes to deliver to Issuer two further copies of such forms, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires (which, in the case of the Form W-8ECI, is the last day of each U.S. taxable year of the Foreign Holder) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Issuer, and such other extensions or renewals thereof as may reasonably be requested by Issuer, certifying in the case of Form W-8BEN that such Holder is not a U.S. person and (i) that payments under the Note are not effectively connected with the conduct of a trade or business in the United States and (ii) in the case of a Holder that is claiming treaty benefits, that such Holder is entitled to receive payments under the Note without withholding, or at a reduced rate; or in the case of Form W-8ECI, that such Holder is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, applicable law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Holder from duly completing and delivering any such form with respect to it and such Holder advises Issuer that it is not capable of receiving payments without any deduction or withholding of United States federal income tax and in the case of a Form W-9, establishing an exemption from United States backup withholding.

3)
Prepayments.  The Issuer shall have the right to prepay all or any portion of this Note at the option of the Issuer at any time at a price (adjusted to be pro rata for partial prepayments) equal to the greater of: (i) the outstanding Principal Amount plus all accrued interest incurred since the last PIK Interest Accrual Date up to and including the date of such prepayment, and (ii) 150% of the Principal Amount on the Date of Issuance (as the same may be reduced by any prepayments made in accordance with this Section 3) (such amount in (ii) hereof, the “Prepayment Amount”).

4)	Affirmative Covenants. So long as all or any of the Principal Amount shall remain outstanding, the Issuer covenants as follows:

a)
The Issuer shall promptly pay when due all payment obligations of the Issuer to the Holder under this Note and shall promptly perform all other terms, covenants, conditions and obligations of the Issuer to the Holder under this Note.

b)
To the extent the Issuer receives any cash on the Collateral pledged pursuant to the Pledge Agreement, the Issuer, in accordance with the terms of Section 3 hereof, shall apply such amount of cash to the outstanding Principal Amount on the date thereof.

c)
The Issuer shall provide the Holder (and any beneficial owner previously notified to the Issuer in writing so long as such beneficial owner agrees to be bound by the provisions hereof, including, without limitation, Section 9(m)) with copies of the quarterly and annual financial reports required to be provided to the Mezzanine Loan Lender under its loan agreement with CT Legacy REIT Mezz Borrower regardless of whether such mezzanine loan is then outstanding or the Mezzanine Loan Lender actually requests or receives such reports.

d)
The Issuer will not merge into or consolidate with any other company unless (i) the Issuer is the surviving company or (ii) if the Issuer is not the surviving company, the surviving company assumes the obligations of the Issuer hereunder and under the Pledge Agreement, and, in the case of (i) or (ii), the Issuer receives the prior written consent of the Holder, not to be unreasonably withheld.

e)	The Issuer shall not amend its limited liability company operating agreement.

5)	Events of Default.

a)	Events of Default. An Event of Default shall mean the occurrence of one or more of the following events:

i)
the Issuer shall fail to pay the interest or the Principal Amount in accordance with Sections 2(a) and 2(b) of this Note within fifteen (15) days after the date on which such payment is due and payable;

ii)
the Issuer shall fail to perform or cause to be performed any obligation or observe any condition, covenant, term, agreement or provision required to be performed or observed by the Issuer under this Note or the Pledge Agreement; provided, however, that if such failure by its nature can be cured and the value of the Issuer or the Issuer’s assets is not impaired, threatened or jeopardized, then the Issuer shall have a period (the “Cure Period”) of fifteen (15) days of the earlier of (x) after the Issuer obtains knowledge of such failure and (y) receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period;

iii)
any representation or warranty made in this Note, the Pledge Agreement or the Contribution and Exchange Agreement shall prove to be false or misleading in any material respect when made or deemed to be made;

iv)
the Issuer (i) files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or any future federal, state or other statute or law; (ii) seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of the Issuer or of all or any substantial part of the property of the Issuer, or all or a substantial part of the assets of the Issuer are attached, seized, subjected to a writ or distress warrant or are levied upon; (iii) discontinues its business or operations, dissolves, merges or sells substantially all of its assets, other than a disposition permitted by this Note, or consented to by the Holder in writing; (iv) admits in writing to its inability to pay its debts as they mature; (v) makes a general assignment for the benefit of creditors; (vi) is adjudicated bankrupt or insolvent; or (vii) the taking of any corporate or other similar action in respect of any of the foregoing;

v)
the filing or commencement of any involuntary petition in bankruptcy against the Issuer of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of the Issuer, which shall remain undismissed or undischarged for a period of sixty (60) days; or

vi)
the Pledge Agreement or any Control Agreement at any time for any reason ceases to be in full force and effect in all material respects or the Pledge Agreement or any Control Agreement ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby.

b)
Consequences of Event of Default- Remedies Conferred upon Holder.  Upon the occurrence and during the continuation of any Event of Default, the greater of (i) the entire unpaid Principal Amount of this Note and (ii) the Prepayment Amount, together with any other Obligations hereunder may be declared by the Holder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer; and in the case of any event described in Section 5(a)(iv) and 5(a)(v), the greater of (i) the entire unpaid Principal Amount of this Note and (ii) the Prepayment Amount, together with any other Obligations, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer.

6)	Secured Obligations.

This Note and the amounts payable hereunder, including principal and accrued interest, shall be secured obligations of the Issuer, and shall be secured by those certain limited liability company interests in CT Legacy REIT Holdings (the “Collateral”), in accordance with the terms of the Pledge Agreement and the Control Agreements.  The Issuer agrees that it shall cause all cash dividends and other cash distributions received by it on or with respect to the Collateral to be remitted to an account designated by the Holder on the signature page hereto or any other account subsequently designated by the Holder by providing notice to the Issuer in accordance with Section 9(j) hereto.

7)	Voting of Collateral.

The Issuer shall be entitled to vote the Collateral unless there is an Event of Default that has occurred and is continuing in accordance with the terms of the Pledge Agreement.

8)	Tax Treatment of the Note.

a)
Original Issue Discount.  This Note is issued with original issue discount (“OID”), within the meaning of Section 1273 of the Code.  Beginning no later than 10 days after the Date of Issuance, Douglas Armer, whose address is c/o Capital Trust, Inc., 410 Park Avenue, New York, NY 10022, will promptly make available to the Holder, upon request, information regarding the issue price, the amount of OID, the issue date and the yield to maturity of the Note.  Additionally, the Issuer and the Holder agree that for U.S. federal income tax purposes, Treasury Regulations Section 1.1275-4(c) applies to the Note.

b)
Note to be Treated as Debt.  The Issuer and the Holder agree that this Note is intended to be debt for U.S. federal, state and local income and franchise tax purposes and agree to treat the Note accordingly for all such purposes, unless otherwise required by a taxing authority.

9)	Miscellaneous.

a)
Payments.  Except as provided in Section 2(e), all payments required to be made hereunder shall be made by the Issuer without setoff or counterclaim of any kind or nature by wire transfer of immediately available funds in accordance with the instructions received from the Holder to be provided upon the request of the Issuer.

b)
Payments Due on Non-business Days.  If any payment on this Note becomes due and payable on a Saturday, Sunday or Banking Holiday, then the date for payment thereof shall be extended to the next Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in United States Dollars.

c)
No Notice of Presentment Required.  All payments made hereunder shall be payable without notice and without presentment, demand or any other notice of any kind, all of which are hereby expressly waived by the Issuer.

d)
Lost, Stolen, Mutilated or Destroyed Note.  If this Note shall be mutilated, lost, stolen, or destroyed, the Issuer shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence (which may consist of a signed affidavit of the Holder), of such loss, theft, or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Issuer.

e)
Entire Agreement; Amendments.  This Note and the Pledge Agreement constitute the entire agreement with respect to the subject matters hereof and supersede any and all prior negotiations and agreements (other than the Contribution and Exchange Agreement).  No modification, change, waiver or amendment of this Note shall be deemed to be effective and enforceable unless such modification, change, waiver or amendment is evidenced by a writing signed by the Issuer and the Holder, and each such modification, change, waiver or amendment, if any, shall apply only with respect to the specific instance or instances involved.

f)
Captions.  The captions to the various sections and subsections of this Note have been included for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

g)
Governing Law.  THIS NOTE AND ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

h)
Jurisdiction, Consent to Service of Process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED ON OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THE HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST THE ISSUER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY TO THIS NOTE IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY TO THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

i)
Jury Trial Waiver. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

j)
Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given (i) when personally delivered or sent by facsimile or electronic transmission (with hard copy to follow), (ii) one day after being sent by reputable overnight express courier (charges prepaid) or (iii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested.  Unless another address is specified in writing, notices, demands and communications to the Holders and Issuers shall be sent to the addresses indicated below:

If to the Issuer or CT:	CT Legacy Series 2 Note Issuer, LLC 410 Park Avenue 14th Floor New York, New York 10022 Attention: Geoffrey G. Jervis Telephone No.: 212-655-0220 Facsimile No.: 212-655-0044
with a copy to:	Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 Attention: Michael L. Zuppone, Esq. Telephone No.: 212-696-6000 Facsimile No.: 212-319-4090
If to the Holder:	[●] Attention: [●] Telephone No.: [●] Facsimile No.: [●]

k)
Successors and Assigns.  This Note shall be binding upon and inure the benefit of the parties hereto and their respective permitted successors and assigns, except that the Holder may not assign or transfer this Note except as set forth herein.  In the event the Holder assigns or transfers this Note in accordance with the provisions hereof, the Holder must surrender this Note to the Issuer with written notice to cancel this Note and to re-issue a note in the name of the assignee or transferee, as applicable, on the same terms and conditions as this Note.  The Issuer may not assign this Note without the consent of the Holder.

l)	Transfers.

i)
No transfer of this Note or an interest herein may be made without CT’s prior written consent, which shall not be unreasonably withheld; provided, however, that transfers to Eligible Transferee shall not require the prior written consent of CT pursuant to this Section 9(l)(i), but shall remain subject to Section 9(l)(ii) below.  Any transfer made with CT’s prior written consent, including any transfer to an Eligible Transferee, shall be viewed in the absence of any misstatement of material fact concerning the transfer relied upon by CT in consenting to the transfer to be made in full compliance with Section 9(l)(ii)(d) and (e).

ii)
No transfer of this Note or an interest herein may be made if such transfer would (a) be made to a proposed transferee who is not a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act, and as such term is defined in Section 2(a)(51) thereof; (b) be made to a proposed transferee who is a “benefit plan investor” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (c) result in the assets of Issuer, CT Legacy Holdings, CT Legacy REIT Holdings or CT Legacy REIT Mezz Borrower being deemed “plan assets” for purposes of ERISA or Section 4975 of the Code; (d) result in the disqualification of CT Legacy REIT Mezz Borrower as a real estate investment trust for purposes of the Code or otherwise violate the charter of CT Legacy REIT Mezz Borrower; or (e) cause the Legacy Asset Contribution Transaction (as defined in the Exchange Agreement) to fail to qualify for non-recognition treatment under Section 351 of the Code.

iii)
This Note may only be transferred in accordance with the provisions herein and in whole and not in part.  Within five (5) Business Days of any transfer of this Note, the transferee shall provide the Issuer with its name and contact information in accordance with Section 9(j) hereof.

iv)
No transfer of this Note or an interest herein to any Person other than the Eligible Transferees may be made unless the Holder shall have complied with the terms of this Section 9(l)(iv). The Holder shall give written notice to CT (the “Offer Notice”), which notice shall specify (i) the price at which the Holder is willing to sell this Note or any interest herein and (ii) to the fullest extent permitted by law, irrevocably offer to sell this Note or the interest herein at such price to CT or its Affiliates.  CT or its Affiliates shall provide written notice within five (5) Business Days of receipt of the Offer Notice to state that CT or its Affiliates agree to purchase this Note or the interest herein on the terms set forth in the Offer Notice which shall be binding on CT or its Affiliates. In the event CT or one of its Affiliates fails to deliver such notice within the foregoing time period, the Holder may sell this Note or the interest herein to a third party at the same or a higher price offered in the Offer Notice subject to the other provisions of Section 9(l).  To the extent that this Note or interest herein offered for sale pursuant to this Section 9(l)(iv) remains unsold after the date 180 days after expiration of the foregoing time period or the Holder offers to sell this Note or any interest herein at a lower price, the transfer of this Note or interest herein shall again become subject to the procedures required under this Section 9(l)(iv).  The foregoing transfer restrictions of this Section 9(l)(iv) shall not apply to any transfers to Affiliates of the Holder.

m)
Confidentiality.  The Holder shall not disclose the terms of this Note or any information provided under Section 4(c) hereof without the written consent of the Issuer; provided, however, that the Holder may disclose such terms (i) to its respective Affiliates, directors, officers, employees, attorneys, accountants, partners, members, financial and other advisors, investors, prospective investors, lenders, prospective lenders, transferees, prospective transferees and representatives, (ii) pursuant to a subpoena or order issued by a court, arbitrator or governmental body or agency, or as otherwise required by law or regulation, (iii) in connection with any suit, action or proceeding relating to this Note or any other Operative Document or the enforcement of rights hereunder or under any other Operative Document, or (iv) to the extent such terms or information become publicly available other than as a result of a breach of this Section 9(m).  Notwithstanding any other provision herein to the contrary, each of the parties hereto (and each employee, representative or other agent of each such party) may disclose to any and all persons, without limitation of any kind, any information with respect to the United States, federal, state and local “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereto and all materials of any kind (including opinions or other tax analyses) that are provided to such party or its representatives relating to such tax treatment and tax structure; provided that no person may disclose any pricing terms or other nonpublic business or financial information that is unrelated to the United States federal, state and local tax treatment of the transaction and is not relevant to understanding the United States federal, state and local tax treatment of the transaction, without complying with the provisions of this Section 9(m); provided further, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local tax treatment or tax structure of the transactions contemplated hereby.

n)
Severability.  In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered on the date first written above.

CT LEGACY SERIES 2 NOTE ISSUER, LLC

By:
Name: Geoffrey G. Jervis Title: Chief Financial Officer

 [SIGNATURE PAGE TO SERIES 2 SECURED NOTE]

AGREED TO: [●]

By:
Name: Title:

Account Information:

EXHIBIT E

FORM OF COLLATERAL AGREEMENT

COLLATERAL AGREEMENT

dated as of March [●], 2011

between

JSN Restructure Vehicle 1 Ltd.

and

The Bank of New York Mellon, as Collateral Agent

8.3	Indemnification by Grantors	14
8.4	Enforcement Expenses	14
8.5	Captions	14
8.6	Nature of Remedies	15
8.7	Counterparts	15
8.8	Severability	15
8.9	Entire Agreement	15
8.10	Successors; Assigns	15
8.11	Governing Law	15
8.12	Jurisdiction; Waiver of Jury Trial	15
8.13	Additional Grantors	16
8.14	Releases	16
8.15	Obligations and Liens Absolute and Unconditional	17
8.16	Termination; Reinstatement	17
8.17	Recourse	18
8.18	USA PATRIOT ACT	18

Schedule 1	–	Grantors
Schedule 2	–	Pledged Equity, Investment Property and Pledged Notes
Schedule 3	–	Perfection Filings and Actions
Schedule 4	–	Deposit Accounts

Annex I	–	Joinder Agreement

COLLATERAL AGREEMENT

Collateral Agreement, dated as of March [●], 2011 (this “Agreement”), between JSN Restructure Vehicle 1 Ltd., a Cayman Islands exempted company (“Issuer”), and any other Person that becomes a party hereto as provided herein, (together with Issuer, collectively, the “Grantors”), and The Bank of New York Mellon, as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the benefit of the Trustee (as defined below) and the Noteholders (as defined below, together with the Collateral Agent and the Trustee, collectively, the “Secured Parties”).

The Issuer has entered into that certain Secured Indenture, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), between Issuer and The Bank of New York Mellon, as trustee (together with its successors in such capacity, the “Trustee”) on behalf of the holders (the “Noteholders”) of the Notes (as defined below) pursuant to which Issuer has issued $61,093,750 aggregate principal amount of its Fixed Rate Secured Notes due 2021 (the “Notes”).  The Grantors are executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Noteholders to acquire the Notes.

In consideration of the premises set forth above, each Grantor hereby agrees with the Collateral Agent as follows:

Section 1	Definitions.

1.1           Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms are used herein as defined in the UCC (as defined below): Accounts, Chattel Paper, Certificated Security, Chattel Paper, Deposit Accounts, Documents, Electronic Chattel Paper, General Intangibles, Instruments, Money, Payment Intangibles, Supporting Obligations and Tangible Chattel Paper.

1.2           When used herein the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Collateral” means (a) all of the personal property now owned or at any time hereafter acquired by any Grantor or in which any Grantor now has or at any time in the future may acquire any right, title or interest, including all of each Grantor’s Accounts, Chattel Paper, Deposit Accounts, Documents, General Intangibles, Instruments, Investment Property, Money and Supporting Obligations (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of any of the foregoing, and (d) all collateral security and guaranties given by any Person with respect to any of the foregoing excluding the Excepted Property.

“Collateral Agent” has the meaning set forth in the preamble hereto.

“Collateral Agent Party” has the meaning set forth in Section 8.3.

“Collateral Agreement Joinder” means a joinder agreement in the form of Annex I hereto.

“Contract” means any contract or agreement to which any Grantor is a party.

“Contract Rights” means all of the Grantors’ rights and remedies under any Contract.

“Excepted Property” means (a) the proceeds (if any) remaining from the issuance by the Company of its Ordinary Shares and (b) any Transaction Fee.

“Issuer” has the meaning set forth in the preamble hereto.

“Discharge of Notes Obligations” means payment in full in cash of all Obligations that are outstanding and unpaid at the time such principal, interest and premium (if any) on all amounts outstanding under the Indenture are paid in full in cash (other than any obligations for taxes, indemnifications, damages and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, including with respect to any Grantor, all Payment Intangibles, all Contract Rights, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder and (c) all rights of such Grantor to perform and to exercise all remedies thereunder; provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such Payment Intangible, contract, agreement, instrument or indenture.

“Grantors” has the meaning set forth in the preamble hereto.

“Indemnified Liabilities” has the meaning set forth in Section 8.3.

“Indenture” has the meaning set forth in the preamble hereto.

“Insolvency or Liquidation Proceeding” means:

1	(i)
any case commenced by or against any Grantor under Title 11, U.S. Code or any similar foreign, federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;

2	(ii)
any liquidation, dissolution, marshalling of assets or liabilities or other winding up of any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, other than a liquidation or dissolution of a Grantor in connection with (a) a merger or consolidation of such Person or (b) a transfer of substantially all assets of a Grantor, in the case of each of the preceding clauses (a) and (b), in a transaction that is permitted under the Indenture; or

3	(iii)	any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than the equity interest of any foreign Subsidiary excluded from the definition of Pledged Equity), (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

“Investment Property Issuers” means the collective reference to each issuer of any Investment Property.

“Noteholders” has the meaning set forth in the preamble hereto.

“Notes” has the meaning set forth in the preamble hereto.

“Obligations” means any principal, interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Notes Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities to be paid or performed under the Notes Documents.

“Ordinary Shares” means the 250 ordinary shares in the capital of the Company having a nominal value of USD $1.00 each.

“Pledged Equity” means 100% of the outstanding equity interests in any Subsidiary of each Grantor, as set forth on Schedule 2, and such other equity interests set forth on Schedule 2, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Notes” means any promissory note listed on Schedule 2, and all other promissory notes issued to or held by any Grantor.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

“Secured Parties” has the meaning set forth in the preamble hereto.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Documents” means, collectively, this Agreement and any and all security agreements, pledge agreements, collateral assignments, control agreements or other grants or transfers for security executed and delivered by Issuer or any other Grantor creating (or purporting to create) a Lien securing Obligations in favor of the Collateral Agent, in each case, as amended, amended and restated, supplemented, modified, renewed, restated, replaced, refinanced or extended, restructured or otherwise modified, in whole or in part, from time to time, in accordance with its terms and with the provisions of this Agreement.

“Transaction Fee” means the amount of USD $250 paid to the Issuer by way of a fee in connection with the issuance by the Issuer of the Notes and the related transactions.

“Trustee” has the meaning set forth in the preamble hereto.

“UCC” means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

Section 2	Appointment of Collateral Agent.

The Issuer hereby appoints The Bank of New York Mellon as Collateral Agent hereunder for the benefit of the Secured Parties.

Section 3	Grant of Security Interest.

3.1           Grant.  Each Grantor hereby assigns and transfers to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, and their respective successors, endorsees, transferees and assigns and (to the extent provided herein) their Affiliates, a continuing security interest in all of its right, title and interest in and to the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.  Notwithstanding any other provision of this Section 3.1, this Agreement shall not constitute a grant of a security interest in any property to the extent that (and only for so long as) such grant of a security interest is expressly prohibited by any applicable law.

Section 4	Representations and Warranties.

Each Grantor, jointly and severally, hereby represents and warrants to the Collateral Agent as follows:

4.1           Corporate Authority.  It is duly incorporated and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.  It has the corporate power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any other Note Document to which it is a party and has taken all necessary corporate action to authorize such execution, delivery and performance.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.  All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any other Note Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with.  Its obligations under this Agreement and any other Note Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

4.2           Title; No Other Liens.  The Grantors own each item of the Collateral free and clear of any and all Liens or claims of others, except the Lien created by this Agreement.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings made or to be made in connection with this Agreement and filings for which termination statements have been delivered to the Collateral Agent.

4.3           Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on Schedule 3, have been delivered to the Collateral Agent in completed, to the extent required, and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for each Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Persons purporting to purchase any Collateral from each Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof. The filings and other actions specified on Schedule 3 constitute all of the filings and other actions necessary to perfect all security interests granted hereunder.

4.4           Grantor Information.  On the date hereof, Schedule 1 sets forth (a) each Grantor’s jurisdiction of organization, (b) the location of each Grantor’s registered office, (c) each Grantor’s exact legal name as it appears on its organizational documents and (d) each Grantor’s organizational identification number (to the extent a Grantor is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

4.5           Investment Property.  (a) Except as set forth on Schedule 2, the Pledged Equity pledged by each Grantor hereunder constitutes all the issued and outstanding equity interests of each Investment Property Issuer owned by such Grantor.

(b)           Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally), general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.6           Depositary and Other Accounts.  All depositary and other accounts maintained by each Grantor are described on Schedule 4 hereto, which description includes for each such account the name of the Grantor maintaining such account, the name, address, telephone and fax numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account.

Section 5	Covenants.

Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Discharge of Notes Obligations:

5.1           Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.  In the event that an Event of Default shall have occurred and be continuing, upon the request of the Collateral Agent, any Instrument, Certificated Security or Chattel Paper not theretofore delivered to the Collateral Agent and at such time being held by any Grantor shall be promptly (and in any event within two Business Days) delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

5.2           Maintenance of Perfected Security Interest; Further Documentation.  (a) Each Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)           Each Grantor will furnish to the Collateral Agent and the other Secured Parties from time to time (but not less than quarterly) statements and schedules further identifying and describing the assets and property of such Grantor (including without limitation, the funds in any Accounts and cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes) and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.  In addition, each Grantor shall promptly provide to the Secured Parties all advice of daily transactions and other information received under the Collateral Account Control Agreement.

(c)           At any time and from time to time or upon the written request of the Collateral Agent, and at the sole expense of each Grantor, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as may be necessary or as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable UCC) with respect thereto.

5.3           Changes in Locations, Name, etc.  Each Grantor shall not, except with the prior written consent of the Collateral Agent and delivery to the Collateral Agent of all additional executed financing statements and other documents as to the validity, perfection and priority of the security interests provided for herein:

(i)           change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule 1 or in any subsequent notice delivered pursuant to this Section 5.3; or

(ii)           change its name, identity or corporate structure.

5.4           Notices.  Each Grantor will advise the Collateral Agent in writing promptly upon knowledge by it thereof, in reasonable detail, of:

(a)           any Lien on any of the Collateral; and

(b)           the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby.

5.5           Investment Property.  (a) If any Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Investment Property Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent, for the benefit of the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, for the benefit of the Secured Parties, subject to the terms hereof, as additional Collateral for the Obligations.  Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Investment Property Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional Collateral for the Obligations.  In case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Investment Property Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, be delivered to the Collateral Agent to be held by it hereunder as additional Collateral for the Obligations.  If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by any Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, for the benefit of the Secured Parties, segregated from other funds of such Grantor, as additional Collateral for the Obligations.

(b)           The Collateral Agent shall have the right to exercise all voting and other rights with respect to the Investment Property at any meeting of holders of the equity interests of the relevant Investment Property Issuer or Issuers or otherwise.  Without the prior written consent of the Collateral Agent, no Grantor shall (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Indenture) other than, with respect to Investment Property not constituting Pledged Equity or Pledged Notes, any such action which is not prohibited by the Indenture, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

5.6           Depositary and Other Deposit Accounts.  The Grantors shall deliver to the Collateral Agent a revised version of Schedule 4 showing any changes thereto within 5 days of any such change.  No Grantor shall open new depositary or other deposit accounts or securities accounts unless such Grantor shall have received the Collateral Agent’s prior written consent to open any such new deposit accounts or securities accounts.  Each Grantor hereby authorizes the financial institutions at which such Grantor maintains a deposit account or securities account to provide the Collateral Agent with such information with respect to such deposit account or securities account as the Collateral Agent may from time to time reasonably request, and each Grantor hereby consents to such information being provided to the Collateral Agent.  Each Grantor will, to the extent necessary to maintain the first priority perfected security interest in the Collateral, cause each financial institution at which such Grantor maintains a depositary, other deposit account or securities account to enter into a bank agency or other similar agreement with the Collateral Agent and such Grantor, in a form satisfactory to the Collateral Agent, in order to give the Collateral Agent “control” (as defined in the UCC) of such account.  If any Grantor or any director, officer, employee, agent of such Grantor, or any other Person acting for or in concert with such Grantor shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, such Grantor and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, the Collateral Agent for the benefit of the Secured Parties, segregated from the funds of such Grantor, and shall forthwith upon receipt by such Grantor, turn such items over to the Collateral Agent.  The Grantors, jointly and severally, agree to pay all fees, costs and expenses (including reasonable attorneys’ fees and expenses) in connection with opening and maintaining each Account, control agreements with respect thereto, and depositing for collection by the Collateral Agent any check or other item of payment received by the Collateral Agent on account of the Obligations.  All of such fees, costs and expenses shall constitute Obligations hereunder and shall be payable to the Collateral Agent by the Grantors upon demand.

5.7           Direction of Noteholders.  No Grantor shall exercise, or fail to exercise, any rights it may have under any Security Document to take action or give direction unless directed in writing by all of the Noteholders.

5.8           Other Matters.  Each Grantor authorizes the Collateral Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” of each Grantor, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request.  Any such financing statement, continuation statement, or amendment may be signed by the Collateral Agent on behalf of any Grantor and may be filed at any time in any jurisdiction.

Section 6	Remedial Provisions.

6.1           Investment Property.  (a) The Collateral Agent shall have the right to receive any and all cash, dividends and distributions, payments or other Proceeds paid in respect of the Investment Property, which shall be applied in accordance with the terms of the Indenture.  If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise its rights to the relevant Grantor or Grantors, any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, for the benefit of the Secured Parties, and the Collateral Agent or its nominee may thereafter exercise any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Investment Property Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)           Each Grantor hereby authorizes and instructs each Investment Property Issuer of any Investment Property pledged by such Grantor hereunder over which it has control or the ability to influence to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Investment Property Issuer shall be fully protected in so complying and (ii) pay any dividends, distributions or other payments with respect to the Investment Property directly to the Collateral Agent.

6.2           Proceeds to be Turned Over to the Collateral Agent.  All Proceeds received by any Grantor consisting of cash, checks and other cash equivalent items and all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes shall be held by such Grantor in trust for the Collateral Agent  for the benefit of the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in the Collateral Account maintained pursuant to the Collateral Account Control Agreement.  All Proceeds, while held by the Collateral Agent in the Collateral Account (or by such Grantor in trust for the Collateral Agent for the benefit of the Secured Parties), shall continue to be held as collateral security for the Obligations and shall not constitute payment thereof until applied in accordance with the terms of the Indenture.

6.3           Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk.  The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.3, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent for the benefit of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the Trustee for the payment in whole or in part of the Obligations, in accordance with the terms of the Indenture.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

6.4           Private Sales of Pledged Equity.

(a)           Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Investment Property Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Investment Property Issuer would agree to do so.

(b)           Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.4 valid and binding and in compliance with applicable law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.4 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.4 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

6.5           Waiver; Deficiency.  Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations in full and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

Section 7	Collateral Agent.

7.1           Collateral Agent’s Appointment as Attorney-in-Fact, etc.  (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of and at the expense of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)           in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)           discharge Liens levied or placed on or threatened against the Collateral;

(iii)           execute, in connection with any sale provided for in Section 6.3 or 6.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)           (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (6) vote any right or interest with respect to any Investment Property; and (7) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2           Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers or to institute, conduct or defend any litigation under this Agreement or in relation hereto.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder.  The Collateral Agent shall not be responsible for or in respect of and makes no representation as to the form, character, collectibility, genuineness, sufficiency, value or validity of any Collateral.

7.3           Collateral Agency.  (a) None of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible or liable for the manner of performance of, any obligations of any Grantor hereunder.  The Collateral Agent shall have no duty to (i) file any financing or continuation statements, or amendments thereto, under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby or (ii) monitor the effectiveness or perfection of any security interest in any Collateral or the performance of any Grantor hereunder, any service provider or any other party to the Notes Documents, nor shall it have any liability in connection with the appointment of any service provider, or the malfeasance or nonfeasance by such parties.  The Collateral Agent shall not make or be deemed to have made any representations or warranties with respect to the Collateral or the validity or sufficiency of any assignment or other disposition of the Collateral.

(b)           The Issuer agrees to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Issuer and the Collateral Agent shall agree from time to time.

(c)           Notwithstanding anything to the contrary herein, the Collateral Agent shall be afforded all of the rights, protections and immunities afforded to the Trustee pursuant to the terms of the Indenture, mutatis mutandis, as if such rights, protections and immunities were set forth herein.

(d)           Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the collateral agency business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such Person shall be otherwise qualified and eligible under this Agreement.

(e)           Notwithstanding anything to the contrary herein, the Collateral Agent shall only take any actions or provide any consents if directed by the Trustee.

(f)           The obligations of the Issuer under this Section 7.3 shall survive the Discharge of Notes Obligations, the termination of this Agreement and the resignation or removal of the Collateral Agent.

Section 8	Miscellaneous.

8.1           Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in writing signed by the Grantors and the Collateral Agent.

8.2           Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 1.5 of the Indenture and each Grantor hereby appoints Issuer as its agent to receive notices hereunder.

8.3           Indemnification by Grantors.  Each Grantor hereby agrees, on a joint and several basis, to indemnify, exonerate and hold the Collateral Agent and each of the officers, directors, employees, Affiliates and agents of the Collateral Agent (each a “Collateral Agent Party”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Collateral Agent or any of them as a result of, or arising out of, or relating to (a) any tender offer, merger, purchase of equity interests, purchase of assets (including the related transactions) or other similar transaction with respect to the Grantors or the Collateral or (b) the execution, delivery, performance or enforcement of this Agreement or any other Note Document by any Collateral Agent Party, except to the extent any such Indemnified Liabilities result from the applicable Collateral Agent Party’s own gross negligence or willful misconduct as determined by a final judgment issued by a court of competent jurisdiction no longer subject to appeal or review.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  All obligations provided for in this Section 8.3 shall be subject to Sections 3.1 or 5.6 of the Indenture, as applicable, and shall survive the Discharge of Notes Obligations, the termination of this Agreement, and the resignation or removal of the Collateral Agent.

8.4           Enforcement Expenses.  (a) Each Grantor agrees, on a joint and several basis, to pay or reimburse on demand, subject to Sections 3.1 or 5.6 of the Indenture, as applicable, the Collateral Agent for all reasonable costs and expenses (including fees and costs of counsel for the Collateral Agent) incurred in collecting against any Grantor or otherwise enforcing or preserving any rights under this Agreement and any other Note Document.

(b)           Each Grantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           The agreements in this Section 8.4 shall survive the Discharge of Notes Obligations, the termination of this Agreement, and the resignation or removal of the Collateral Agent.

8.5           Captions.  Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

8.6           Nature of Remedies.  All Obligations of each Grantor and rights of the Collateral Agent expressed herein shall be in addition to and not in limitation of those provided by applicable law.  No failure to exercise and no delay in exercising, on the part of the Collateral Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.7           Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.  Receipt by telecopy or portable document format of any executed signature page to this Agreement shall constitute effective delivery of such signature page.

8.8           Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.9           Entire Agreement.  This Agreement, together with the other Note Documents, embody the entire agreement and understanding among the parties hereto and supersede all prior or contemporaneous representations, agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by any Grantor of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Collateral Agent.

8.10           Successors; Assigns.  This Agreement shall be binding upon the Grantors, the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Grantors, the Collateral Agent and the permitted successors and assigns of the Collateral Agent.  No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Note Documents.  No Grantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.11           GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF LAW OF THE STATE OF NEW YORK, CONFLICTS OF LAW, OTHER THAN SECTION 5-1402 AND SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.12           Jurisdiction; Waiver of Jury Trial.

(a)           Submission to Jurisdiction.  Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each of the Grantors hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(b)           Service of Process.  Each of the parties hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of such party specified in Section 8.2 (and shall be effective when such mailing shall be effective, as provided therein).  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Issuer shall maintain a registered office at Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands and Walkers SPV Limited shall be Issuer’s registered agent for purposes of service of process.

(c)           Non-Exclusive Jurisdiction.  Nothing contained in this Section 8.12 shall affect the right of the Collateral Agent to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction.

(d)           Waiver of Jury Trial.  EACH PARTY HERETO AND EACH NOTEHOLDER HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(d).

8.13           Additional Grantors.  Each Person that is required to become a party to this Agreement pursuant the Indenture or otherwise shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of a Collateral Agreement Joinder.

8.14           Releases.  (a) Upon the Discharge of Notes Obligations, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the written request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to the Grantors any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination and release.

(b)           In the event that any Lien is to be released pursuant to Section 12.3 of the Indenture, and the Company requests the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under this Agreement, upon receipt of an Officers’ Certificate and Opinion of Counsel to the effect that such release is authorized and permitted pursuant to the terms of this Agreement and Section 12.3 of the Indenture and all conditions precedent provided for in this Agreement and the Indenture have been satisfied and specifying the provision in Section 12.3 of the Indenture pursuant to which such release is being made (upon which the Trustee and Collateral Agent may exclusively and conclusively rely), the Collateral Agent shall execute, acknowledge and deliver to the Company such an instrument in the form provided by the Company, evidencing the release without recourse and shall take such other action as the Company may reasonably request and as necessary to effect such release.

8.15           Obligations and Liens Absolute and Unconditional.  Each Grantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as continuing, absolute and unconditional obligations without regard to (a) the validity or enforceability of any Note Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Collateral Agent, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor for the Obligations, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent against any Grantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

8.16           Termination; Reinstatement.  This Agreement shall terminate, subject to reinstatement in accordance with this Section 8.16, upon the Discharge of Notes Obligations.  This Agreement will be reinstated if at any time any payment or distribution in respect of any of the Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Obligations or any representative of any such party (whether by demand, settlement, litigation or otherwise).

8.17           Recourse.  Notwithstanding anything to the contrary contained herein, it is hereby agreed that, in respect of any amounts owing hereunder or otherwise in connection with the Notes, none of the Trustee, the Noteholders or any other Person shall have recourse to any assets of the Issuer other than the Collateral or against any of the Issuer’s officers, directors or shareholders.  If, following enforcement of the security interests over the Collateral and application of the proceeds thereof in accordance with the terms hereof and of the Note Documents, the proceeds of such realization are insufficient fully to discharge any obligations of the Issuer under the Note Documents, then the obligations of the Issuer in respect of any remaining amount owing shall be extinguished and shall not thereafter revive.  The Collateral Agent, Holders and any other relevant Person shall not be entitled to take any steps to bring about an Insolvency or Liquidation Proceeding in respect of the Company (including, without limitation, presenting any petition for the winding-up of the Company).

8.18           USA PATRIOT ACT.  Each Grantor hereby acknowledges that the Collateral Agent is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Collateral Agent must obtain, verify and record information that allows the Collateral Agent to identify each of the Grantors.  Accordingly, in connection with this Agreement, the Collateral Agent may ask each Grantor to provide certain information including, but not limited to, such Grantor’s name, physical address, tax identification number and other information that will help the Collateral Agent to identify and verify each Grantor’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

[Remainder of Page Intentionally Left Blank]

Each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

EXECUTED AS A DEED BY
JSN RESTRUCTURE VEHICLE 1 LTD.

By:
Name:
Title:

In the presence of:
Witness:
Name:

 [Signature Page to Collateral Agreement]

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:
Name:
Title:

 [Signature Page to Collateral Agreement]

Schedule 1

GRANTORS

(a)	Grantor’s jurisdiction of organization	Cayman Islands
(b)	the location of Grantor’s registered office	Walker House 87 Mary Street George Town Grand Cayman KY1-9002 Cayman Islands
(c)	exact legal name as it appears on its organizational documents	JSN Restructure Vehicle 1 Ltd.
(d)	Grantor’s organizational identification number (to the extent a Grantor is organized in a jurisdiction which assigns such numbers)	WK - 252818
(e)	Federal Employer Identification Number

Schedule 2

PLEDGED EQUITY, INVESTMENT PROPERTY AND PLEDGED NOTES

1.	Pledged Equity

100% of the Capital Stock of the following:

None

2.	Investment Property

568,592 shares of class B common stock, par value $0.01 per share, of CT Legacy REIT Mezz Borrower, Inc.

639,666 shares of class B common stock, par value $0.01 per share, of CT Legacy REIT Mezz Borrower, Inc.

3.	Pledged Notes

That certain secured note, dated as of the date hereof, issued by CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company, in the original principal amount of $999,980.87.

That certain secured note, dated as of the date hereof, issued by CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company, in the original principal amount of $1,124,978.48.

Schedule 3

PERFECTION FILINGS AND ACTIONS

1.	UCC-1 Financing Statement:

(a) UCC-1 Financing Statement naming Issuer as debtor and Collateral Agent as secured party, to be filed in the office of the Secretary of State of the District of Columbia.

2.	Control Agreements:

That certain Collateral Account Control Agreement, dated as of the March 31, 2011, among the Issuer, the Collateral Agent and the The Bank of New York Mellon, as depositary bank.

Schedule 4

DEPOSIT ACCOUNTS

Account Information:

Bank:	[***]
ABA:	[***]
Account:	[***]
Account Name:	[***]

Annex I

JOINDER AGREEMENT

The undersigned, _____________________, a _______________, hereby agrees to become party as [a Grantor] [the Secured Party] under the Collateral Agreement dated as of [_______], 2011 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Collateral Agreement”) among [Cayman Issuer], the other parties thereto, as Grantors, and [_____________], as Collateral Agent, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Agreement as fully as if the undersigned had executed and delivered the Collateral Agreement as of the date thereof.

The provisions of Section 8 of the Collateral Agreement will apply with like effect to this Collateral Agreement Joinder.  Capitalized terms not otherwise defined in this Collateral Agreement Joinder shall have the respective meanings given in the Collateral Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agreement Joinder to be executed by their respective officers or representatives as of __________________, 20____.

[___________________________________]

By:
Name:
Title:

EXHIBIT F

FORM OF PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of March [___], 2011, among CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company (the “Pledgor”), U.S. Bank, National Association, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the benefit of the Holder (as herein after defined, and together with the Collateral Agent, the “Secured Parties”), and the Holder.

RECITALS

A.           The Pledgor, as issuer, issued that certain Series 2 Secured Note, dated as of the date hereof (the “Note”), to CT Legacy Holdings, LLC, as the initial holder of the Note.

B.           Pursuant to that certain Bond Power dated the date hereof, CT Legacy Holdings, LLC has transferred the Note to [___], as the holder of the Note (the “Holder”).

C.           For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor has agreed to pledge and grant, and, pursuant to this Agreement, does hereby pledge and grant, a first priority security interest in the Collateral (as defined below) as security for the Obligations (as defined below).

Accordingly, the parties hereto agree as follows:

Section 1.                      Definitions.

“Account Control Agreements” shall mean the Dividends Account Control Agreement and the Sales Proceeds Account Control Agreement.

“Agreement” shall have the meaning ascribed thereto in the Preamble.

“Business Day” shall mean any day except Saturday, Sunday or any day on which the principal places of business, operation or administration of the Collateral Agent are not open for business.

“Collateral” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Collateral Agent” shall have the meaning ascribed thereto in the Preamble.

“Collateral Agent Expenses” shall mean any and all amounts due or accrued and owing to the Collateral Agent in connection with its taking any action in respect of its rights, powers, duties or obligations under this Agreement or under the Account Control Agreements, including, without limitation, any and all fees, expenses (including legal fees and expenses) and indemnities.

“Debt” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Deposit Account Bank” shall mean U.S. Bank, National Association, as deposit account bank pursuant to the Dividends Account Control Agreement and the Sales Proceeds Account Control Agreement.

“Dividends Account” shall have the meaning ascribed thereto in Section 4.6 hereof.

“Dividends Account Control Agreement” shall have the meaning ascribed thereto in Section 4.6 hereof.

“Electing Holder” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Election Notice” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Entity Agreement” means the limited liability company operating agreement of the Pledged Entity.

“Event of Default” shall have the meaning ascribed thereto in the Note.

“Fee and Indemnification Agreement” shall mean that certain Fee and Indemnification Agreement dated as of March 31, 2011 between CT Legacy Holdings, LLC and U.S. Bank, National Association, as Collateral Agent and Deposit Account Bank.

“Holder” shall have the meaning ascribed thereto in Recital B.

“Interested Holder” shall mean any holder of any Series 2 Secured Note issued by the Pledgor on the date hereof with respect to which the Collateral Agent acts as a collateral agent pursuant to a Pledge and Security Agreement, dated as of the date here of, by and among the Pledgor, the Collateral Agent and such holder.

“Indemnitee” shall have the meaning ascribed thereto in Section 13.6 hereof.

“Lien” means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code.

“Membership Interests” shall have the meaning ascribed thereto in Section 7.2 hereof.

“No-Action Letters” shall mean any of those letters issued by the U.S. Securities and Exchange Commission staff indicating that it would not recommend that the U.S. Securities and Exchange Commission take enforcement action against the requester based on the facts and representations described in the individual’s or entity’s original letter.

“Note” shall have the meaning ascribed thereto in Recital A.

“Obligations” shall have the meaning ascribed thereto in the Note.

“Officer’s Payoff Certificate” shall have the meaning ascribed thereto in Section 9 hereof.

“Person” shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

“PIK Interest” shall have the meaning ascribed thereto in the Note.

“Pledged Entity” shall mean CT Legacy REIT Holdings, LLC, a Delaware limited liability company.

 “Pledged Securities” shall mean the limited liability company membership interests of Pledgor in the Pledged Entity as described on Schedule 1, together with all limited liability company membership interest certificates evidencing such foregoing membership interests, and options or rights of any nature whatsoever which may be issued or granted by the Pledged Entity to Pledgor while this Agreement is in effect.

“Pledgor” shall have the meaning ascribed thereto in the Preamble.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect on the date hereof and, in any event, shall include all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

“Sale Date” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Sale Date Notice” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Sale Notice” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Sales Proceeds Account” shall have the meaning ascribed thereto in Section 4.7 hereof.

“Sales Proceeds Account Control Agreement” shall have the meaning ascribed thereto in Section 4.7 hereof.

“Secured Parties” shall have the meaning ascribed thereto in the Preamble.

“Securities Rights” means all voting and other rights and remedies in respect of any of the Pledged Securities, and all securities, interest or other distributions and any other right or property which the Pledgor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in replacement for, in substitution for or in exchange for any of the Pledged Securities, in which the Pledgor now has or hereafter acquires any right.

“Series 2 Secured Note” means any Series 2 Secured Note issued by the Pledgor on the date hereof.

“UCC-1 Financing Statements” shall mean the UCC-1 Financing Statements filed by the Pledgor to perfect the security interests in the Collateral granted herein.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unit Power” shall have the meaning ascribed thereto in Section 2.2 hereof.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Note.

Section 2.                      Pledge and Delivery of Collateral.

2.1           The Pledge.  Pledgor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, including without limitation, the payment of the outstanding Principal Amount  (including the Prepayment Amount (as defined in the Note)) of the Note, together with all interest (including PIK Interest) accrued and unpaid thereon and any and all other amounts due and payable under the Note (collectively, the “Debt”), a first priority security interest in all of Pledgor’s right, title and interest to the following property whether now owned or existing or hereafter acquired or arising wherever located (all being referred to collectively herein as “Collateral”):

(i)           all Pledged Securities and all Securities Rights;

(ii)           all readily-marketable securities substituted for the Pledged Securities pursuant to Section 12 hereof;

(iii)           all securities, moneys or property representing dividends or interest on any of the Pledged Securities, or representing a distribution in respect of the Pledged Securities, or resulting from a split up, revision, reclassification or other like change of the Pledged Securities or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Securities;

(iv)           all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Securities and any other Collateral;

(v)           the capital of Pledgor in the Pledged Entity and any and all profits, losses, distributions and allocations attributable thereto as well as the proceeds of any distribution thereof, whether arising under the terms of any of the following documents: the Entity Agreement, the Pledged Entity’s certificate of formation, any certificates of limited liability company membership interests of the Pledged Entity, and all amendments or modifications of any of the foregoing;

(vi)           all other payments, if any, due or to become due to Pledgor in respect of the Collateral, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;

(vii)           all equity interests or other property now owned or hereafter acquired by Pledgor as a result of exchange offers, recapitalizations of any type, contributions to capital, options or other rights relating to the Collateral;

(viii)           all “Investment Property”, “Accounts”, “Document of Title”, “General Intangibles” and “Instruments” (as each such item is defined in the Uniform Commercial Code) constituting or relating to any of the Collateral described in clauses (i) through (vii) above;

(ix)           all Proceeds of any of the foregoing (including any proceeds of insurance thereon); and

in each case whether now owned or hereafter acquired, now existing or hereafter created and wherever located.

2.2           Delivery of the Collateral.  All certificates representing or evidencing the Pledged Securities shall be delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant hereto and shall be accompanied by duly executed instruments of transfer in blank.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, at the written direction of the Holder, shall have the right, at any time, in the Holder’s discretion, upon notice to Pledgor and otherwise in accordance with applicable law, to transfer to or to register in the name of the Collateral Agent, for the benefit of the Secured Parties, any or all of the Pledged Securities.  Concurrently with the execution and delivery of this Agreement, Pledgor is delivering to the Collateral Agent a unit power related to the limited liability company interest endorsed by the Pledgor in blank (a “Unit Power”), in the form set forth on Exhibit A hereto, for the Pledged Securities, transferring all of such Pledged Securities in blank, duly executed by Pledgor and undated.  The Holder shall have the right, at any time in its discretion upon the occurrence and during the continuance of an Event of Default and without notice to Pledgor, to direct the Collateral Agent in writing to transfer to, and to designate on the Pledgor’s Unit Power, the Collateral Agent, for the benefit of the Secured Parties, or any Person to whom the Pledged Securities are sold in accordance with the provisions hereof.

Section 3.                      Representations and Warranties.  The Pledgor represents and warrants as of the date hereof that:

(a)           the execution and delivery of this Agreement and the performance of the obligations hereunder (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any Person, except such as have been obtained or made and are in full force and effect or the filing of UCC-1 Financing Statements, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Pledgor or any order of any Governmental Authority, and (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Pledgor or its assets, or give rise to a right thereunder to require any payment to be made by the Pledgor.

(b)           Schedule 1 sets forth an accurate description of the Pledged Securities.  The Pledgor has not assigned, pledged or otherwise conveyed or encumbered the Collateral to any other Person other than the Collateral Agent under this Agreement, and the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Collateral free and clear of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement;

(c)           the provisions of this Agreement are effective to create in favor of the Collateral Agent a valid security interest in all right, title and interest of the Pledgor in, to and under the Collateral;

(d)           upon receipt by the Collateral Agent of the Pledged Securities pursuant to Section 2.2 of this Agreement, by virtue of this Agreement, the Lien granted pursuant to this Agreement will constitute a valid, perfected first-priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of such Collateral;

(e)           the principal place of business and chief executive office of the Pledgor is 410 Park Avenue, 14th Floor, New York, New York 10022-9442;

(f)           the exact legal name of the Pledgor is CT Legacy Series 2 Note Issuer, LLC; and

(g)           the Pledgor has delivered to the Holder a true, correct and complete copy of the Entity Agreement.

Section 4.                      Covenants.  In furtherance of the grant of the pledge and security interest pursuant to Section 2 hereof, the Pledgor hereby agrees with the Collateral Agent, for the benefit of the Holder, as follows:

4.1           Delivery and Other Perfection.  The Pledgor shall, and hereby authorizes the Collateral Agent to, give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers as may be necessary or advisable (or as the Collateral Agent may reasonably request) to create, preserve or perfect the security interest granted pursuant hereto or, upon the occurrence and during the continuance of an Event of Default, to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Collateral Agent or its nominee.

4.2           Sale of Collateral; Liens.  Without the prior written consent of the Holder, the Pledgor shall not, directly or indirectly, except as otherwise expressly permitted by this Agreement (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral,  (ii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for the benefit of the Secured Parties by this Agreement, or (iii) impair the Collateral in any manner including, without limitation, taking any action, or omitting to take any action, that would dilute the relative ownership, rights and participation interest in the Pledged Entity or the dividends or distributions payable in respect of the Collateral (it being agreed that a Permitted Change in Form of Organization (as defined below) shall be deemed to not constitute any such impairment).  The Pledgor shall defend the right, title and interest of the Collateral Agent in and to the Collateral against the claims and demands of all persons whomsoever.

4.3           Pledged Securities.

(a)           Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to exercise all voting and regular limited liability company membership interests or rights with respect to the Pledged Securities, provided that no vote shall be cast or right exercised or other action taken, or omitted to be taken, which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Note or this Agreement; provided further, that the foregoing proviso shall not prevent the Pledgor from exercising its rights to vote on or to provide consent with respect to any matter presented for a vote or consent of the stockholders of CT Legacy REIT Mezz Borrower, Inc. (“Mezz Borrower”) by the board of directors of Mezz Borrower with respect to a change in the form of organization of Mezz Borrower consistent with Section 5.9 of the charter of Mezz Borrower that does not otherwise change relative ownership, rights and participation interests in Mezz Borrower (a “Permitted Change in Form of Organization”).

(b)           The Pledgor agrees that it shall cause all cash dividends and other cash distributions received by it on or with respect to the Collateral to be remitted to the Dividends Account.

(c)           The Pledgor will not make or agree to make any discount, credit or other reduction in the original amount owing to any Pledged Securities or accept in satisfaction of any Pledged Securities less than the original amount thereof.

(d)           Except as otherwise provided in this Agreement, the Pledgor will collect and enforce, at the Pledgor’s sole expense, all amounts due or hereafter due to the Pledgor under the Pledged Securities.

(e)           If to the knowledge of the Pledgor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any Pledged Securities, the Pledgor will promptly disclose such fact to the Collateral Agent and the Holder in writing, electronic or otherwise.

(f)           Except as otherwise permitted under the terms hereof, the Pledgor shall not, directly or indirectly, without the prior written consent of the Holder, attempt to or otherwise waive, alter, amend, modify, supplement or change in any way, or release, subordinate, terminate or cancel in whole or in part, or give any consent under, any of the instruments, documents, policies or agreements constituting or governing the Collateral (including, without limitation, the Entity Agreement or any other organizational document of the Pledged Entity) or any of the rights or interests of the Pledgor thereunder.

(g)           The Pledgor represents and warrants that the Pledged Securities constitute “securities” (as defined in Section 8-102(a)(15) of the Uniform Commercial Code), and the Pledgor represents, warrants, covenants and agrees that (i) the Pledged Securities are not and will not be dealt in or traded on securities exchanges or securities markets, (ii) the terms of the Entity Agreement and the terms of the Pledged Securities provide and shall continue to provide that the Pledged Securities constitute “certificated securities” within the meaning of, and governed by, Article 8 of the Uniform Commercial Code, and (iii) the Pledged Securities are and shall continue to be evidenced by a certificate, which certificate shall be delivered to and held by the Collateral Agent, for the benefit of the Holder, as additional security for the repayment of the Obligations.

4.4           Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name.  The Pledgor will:

(a)           preserve its existence and limited liability company structure as in effect on the date hereof;

(b)           not change its jurisdiction or type of organization from that in effect on the date hereof;

(c)           not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than the location specified in the Note; and

(d)           not change its name or its mailing address;

unless, in each such case, the Pledgor shall have given the Collateral Agent and the Holder not less than thirty (30) days prior written notice of such event or occurrence and shall have represented to the Collateral Agent and the Holder in writing that (x) such event or occurrence will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (y) the Pledgor has taken such steps as are necessary or advisable to properly maintain the validity, perfection and priority of the Collateral Agent’s security interest in the Collateral owned by the Pledgor.

4.5           Rights of Holder.  Subject to the terms of the Note, the Holder shall have the right to receive any and all income, cash dividends, distributions, proceeds or other property received or paid in respect of the Pledged Securities and make application thereof to the Debt, in accordance with this Agreement and the Note.  If an Event of Default shall have occurred and be continuing, then all such Pledged Securities at the Holder’s written election, shall be registered in the name of the Collateral Agent, for the benefit of the Holder, and the Collateral Agent, at the written direction of the Holder, may thereafter exercise (i) all voting, and all regular limited liability company membership and other rights pertaining to the Pledged Securities and/or the other Collateral and (ii) any and all rights of conversion, exchange, and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including the right to exchange at the written direction of the Holder any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of the Pledged Entity or upon the exercise by Pledgor or the Holder of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Holder may direct in writing), all without liability except to account for property actually received by it, but the Holder shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

4.6           Dividends Account.  The Pledgor shall establish and maintain a deposit account with the Deposit Account Bank into which all income, cash dividends, distributions, Proceeds or other property received or paid in respect of the limited liability membership interests of the Pledged Entity are to be paid or deposited (the “Dividends Account”); provided that any income, dividends, distributions, Proceeds or other property received or paid with respect to the sale by the Collateral Agent of the limited liability membership interests of the Pledged Entity shall be paid or deposited in the Sales Proceeds Account.  The Dividends Account shall be subject to an agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Holder, among the Collateral Agent, the Deposit Account Bank, and the Pledgor, effective to grant a security interest in and “control” (as defined under the Uniform Commercial Code) over the Dividends Account to the Collateral Agent (the “Dividends Account Control Agreement”).  All amounts received in the Dividends Account related to the Pledged Securities shall be remitted, or caused to be remitted, by the Collateral Agent to the Holder in accordance with the percentage set forth on Schedule 1 to the Dividends Account Control Agreement at the account designated by the Holder on Schedule 2 hereto, or any other account subsequently designated by the Holder by providing written notice to the Pledgor in accordance with Section 9(j) of the Note and to the Collateral Agent in accordance with Section 13.3 hereof; provided, however, that prior to making any such remittance to the Holder, the Collateral Agent shall have the right, without notice to the Pledgor or the Holder, to pay or cause to be paid to itself any and all Collateral Agent Expenses, to the extent such amounts have not been previously paid to it in accordance with the terms of the Fee and Indemnification Agreement.

4.7           Sales Proceeds Account.  The Pledgor shall establish and maintain a deposit account with the Deposit Account Bank into which all income, dividends, distributions, Proceeds or other property received or paid in respect of a sale of any limited liability membership interests of the Pledged Entity by the Collateral Agent pursuant to the terms hereof or any other agreement relating to the pledge to the Collateral Agent of limited liability membership interests of the Pledged Entity are to be paid or deposited (the “Sales Proceeds Account”).  The Sales Proceeds Account shall be subject to an agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Holder, among the Collateral Agent, the Deposit Account Bank, and the Pledgor, effective to grant a security interest in and “control” (as defined under the Uniform Commercial Code) over the Sales Proceeds Account to the Collateral Agent (the “Sales Proceeds Account Control Agreement”).  Any amounts received in the Sales Proceeds Account with respect to the Pledged Securities shall be remitted by the Collateral Agent to the Holder at the account designated by the Holder on Schedule 2 hereto, or any other account subsequently designated by the Holder by providing written notice to the Pledgor in accordance with Section 9(j) of the Note and to the Collateral Agent in accordance with Section 13.3 hereof; provided, however, that prior to making any such remittance to the Holder, the Collateral Agent shall have the right, without notice to the Pledgor or the Holder, to pay or cause to be paid to itself any and all Collateral Agent Expenses, to the extent such amounts have not been previously paid to it in accordance with the terms of the Fee and Indemnification Agreement.

4.8           Tax.           Coincident with the delivery of the Pledged Collateral, the Pledgor will provide the Collateral Agent and the Deposit Account Bank with a duly completed original IRS Form W-9.  In addition, at any time reasonably requested by the Collateral Agent or the Deposit Account Bank, each Holder shall provide a duly completed original IRS Form W-8BEN, W-8ECI, W-8IMY or W-9 or successor applicable form, as appropriate.  Each person required to deliver any such IRS form further undertakes to deliver to the Collateral Agent and the Deposit Account Bank two further copies of such IRS forms, or successor applicable IRS forms, on or before the date that any such IRS form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it.

Section 5.                      Events of Default, Remedies, etc.   At any time when the Pledgor or the Holder shall discover or receive notice that (i) an Event of Default has occurred and is continuing or (ii) the Obligations under the Note have been declared by the Holder to be immediately due and payable, the Pledgor or the Holder, as applicable, shall promptly notify the Collateral Agent and the Deposit Account Bank in writing thereof.  For the avoidance of doubt, it is expressly understood and agreed by the parties hereto that neither the Collateral Agent nor the Deposit Account Bank will have any knowledge of an Event of Default absent receipt of written notice thereof from the Pledgor or the Holder. During the period in which an Event of Default shall have occurred and be continuing, in addition to the rights and remedies set forth in the Note:

(a)           The Collateral Agent, at the written direction and in the sole discretion of the Holder, for the benefit of the Secured Parties, in addition to the rights and remedies set forth herein, shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent, for the benefit of the Secured Parties, were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(b)           The Collateral Agent, at the written direction and in the sole discretion of the Holder, may make any reasonable compromise or settlement deemed desirable by the Holder with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c)           The Collateral Agent, at the written direction and in the sole discretion of the Holder, in its name or in the name of the Pledgor or otherwise, may demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(d)           The Collateral Agent may, at the written direction and in the sole discretion of the Holder, upon ten (10) days prior written notice to the Pledgor of the time and place (which notice the Pledgor acknowledges as reasonable and sufficient), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent shall determine, and for cash or on credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Collateral Agent or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice or right and equity being hereby expressly waived and released.  Unless prohibited by applicable law, the Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned;

(e)           The Collateral Agent may exercise all rights, powers and privileges to the same extent as the Pledgor is entitled to exercise such rights, powers and privileges with respect to the Pledged Securities;

(f)           The Collateral Agent shall not be required to take steps necessary or advisable to preserve any rights against prior parties to any of the Collateral;

(g)           In enforcing any rights hereunder, the Collateral Agent shall not be required to resort to any particular security, right or remedy through foreclosure or otherwise or to proceed in any particular order of priority, or otherwise act or refrain from acting, and, to the extent permitted by law, the Pledgor hereby waives and releases any right to a marshaling of assets or a sale in inverse order of alienation;

(h)           The Collateral Agent may register any or all of the Pledged Securities in the name of the Collateral Agent or its nominee without any further consent of the Pledgor;

(i)           The Collateral Agent or its nominee at any time, without notice, may exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by the Pledgor or any part thereof, and to receive all interest and distributions in respect of such Collateral;

(j)           The Pledgor shall assemble and make available to the Collateral Agent the Collateral and all records relating thereto at any place or places specified by the Collateral Agent; and

(k)           The Collateral Agent, on behalf of the Holder, may be required to comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

The proceeds of each collection, sale or other disposition under this Section 5 shall be applied by the Collateral Agent to the Obligations pursuant to Section 6 hereof.

Section 6.                      Application of Proceeds.  During any period in which an Event of Default shall have occurred and be continuing, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Agreement, shall be applied (or caused to be applied) by the Collateral Agent:

(a)           First, to the extent not otherwise paid in accordance with the terms of the Fee and Indemnification Agreement, to the payment of any and all Collateral Agent Expenses and any other Obligations owing to the Collateral Agent in respect of costs and expenses of such collection, sale or other realization or the preservation of the security interest granted pursuant to this Agreement, including, without limitation, costs and expenses of the Collateral Agent and the fees and expenses of its agents and counsel, and all expenses incurred by the Collateral Agent in connection therewith, until paid in full;

(b)           Second, to the payment in full of the Obligations; and

(c)           Third, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 6, “proceeds” of Collateral shall include cash, securities and other property realized in respect of, and distributions in kind of, the Collateral.

Section 7.                      Sale of Collateral.

7.1           Private Sales.

(a)           Each of the Pledgor and the Holder recognizes that the Collateral Agent, for the benefit of the Secured Parties, may be unable to effect a public sale of any or all of the Pledged Securities, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each of the Pledgor and the Holder acknowledges and agrees that any private sale may result in prices and other terms less favorable to the Pledgor and the Holder than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Neither the Holder nor the Collateral Agent shall be under any obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Pledged Entity or Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Pledged Entity or Pledgor would agree to do so.

(b)           The Collateral Agent, at the direction and in the sole discretion of the Holder, for the benefit of the Secured Parties, shall have the right to conduct any foreclosure sale of any part of the Collateral.  If an Event of Default shall have occurred and be continuing, the Holder may, in its sole and absolute discretion but only to the extent permitted by applicable law, direct the Collateral Agent in writing to retain and acquire for the Holder and/or its designees or nominees, the Collateral by instructing the Pledgor and/or the Pledged Entity to register on its ledgers and books the Collateral Agent’s acquisition of the Collateral and each certificate which embodies the Pledged Securities, subject to any rights of the Pledgor to object in accordance with the Uniform Commercial Code, if the Pledgor has not renounced or waived such rights in accordance with the Uniform Commercial Code. In connection therewith, the Collateral Agent, at the written direction of the Holder, shall have the right to complete any Unit Power in its favor.

(c)           The Pledgor further shall use its commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.1 valid and binding and in compliance with any and all other requirements of applicable law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 7.1 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.1 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Note.

(d)           The Collateral Agent and the Holder shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Each of the Pledgor and the Holder hereby waives any claims against the Collateral Agent and the Holder arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Debt, even if the Collateral Agent, for the benefit of the Secured Parties, accepts the first offer received and does not offer any Collateral to more than one offeree.

(e)           The Pledgor acknowledges that Securities and Exchange Commission staff personnel have issued various No-Action Letters describing procedures which, in the view of the Securities and Exchange Commission staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Uniform Commercial Code, yet not public for purposes of Section 4(2) of the Securities Act of 1933.  The Uniform Commercial Code permits the Pledgor to agree on the standards for determining whether the Collateral Agent, for the benefit of the Secured Parties, has complied with its obligations under Article 9 of the Uniform Commercial Code.  Pursuant to the Uniform Commercial Code, the Pledgor specifically agrees (x) that it shall not raise any objection to the Collateral Agent’s or the Holder’s purchase of the Pledged Securities (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (i) shall be considered to be a “public” sale for purposes of the Uniform Commercial Code; (ii) will be considered commercially reasonable notwithstanding that the Collateral Agent has not registered or sought to register the Pledged Securities under the applicable securities laws, even if the Pledgor or any Pledged Entity agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable notwithstanding that the Collateral Agent or the Holder purchases the Pledged Securities at such a sale.

(f)           Each of the Pledgor and the Holder agrees that the Collateral Agent shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Securities sold by the Collateral Agent pursuant to the terms of this Agreement.

(g)           To the extent that provisions of the Uniform Commercial Code or other applicable law impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, it is hereby agreed by all the parties hereto that it is commercially reasonable for the Collateral Agent to do any of the following:

(i)           not incur significant costs, expenses or other liabilities reasonably deemed as such by the Collateral Agent to prepare any Collateral for disposition;

(ii)           not obtain consents for the collection or disposition of any Collateral (other than a Sale Notice or an Election Notice, as the case may be);

(iii)           to the extent any sale of the Collateral is conducted through a public sale, to advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other persons for expressions of interest in acquiring any such Collateral;

(iv)           to the extent any sale of the Collateral is conducted through an auction, to appoint one or more other qualified auctioneers as directed by the Interested Holder delivering a Sale Notice to the Collateral Agent to act as auction agent to assist in the disposition of all or any portion of the Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants, legal advisors, agents and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral (the reasonable fees and expenses of such service providers to constitute Collateral Agent Expenses hereunder), utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral, or solicit bids wanted in competition to effect a disposition of all or any portion of the Collateral;

(v)           dispose of the Collateral in wholesale rather than retail markets;

(vi)           disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(vii)           sell Collateral at a price that may be less than the market price quoted by any valuation service provider or market-maker; provided, that the Collateral Agent has used commercially reasonable efforts to sell at such market price.

Each of the Pledgor and the Holder acknowledges that the purpose of this Section 7.1(g) is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being listed in this Section 7.1(g).  Without limitation upon the foregoing, nothing contained in this Section 7.1(g) shall be construed to grant any rights to the Pledgor or the Holder or to impose any duties on the Collateral Agent that would not have been granted or imposed by provisions of this Agreement, the Uniform Commercial Code or other applicable law in the absence of this Section 7.1(g).  It is expressly understood and agreed by the parties hereto that the Collateral Agent shall not under any circumstances be deemed to be a broker, dealer or investment advisor in connection with any disposition or any Collateral pursuant to the terms of this Agreement or applicable law.

7.2           Procedures for Sale of Collateral.

(a)           If the Collateral Agent shall be notified in writing by an Interested Holder that such Interested Holder wishes to exercise its remedies by directing the Collateral Agent to sell or cause the sale of limited liability membership interests of the Pledged Entity (“Membership Interests”) pledged to such Interested Holder on a sale date at least ten (10) Business Days after the date of such notice (a “Sale Date”, and such notice, a “Sale Notice”) in the manner set forth with specificity in such Sale Notice, the Collateral Agent shall, within two (2) Business Days of its receipt of any such Sale Notice, provide notice of such Sale Date (a “Sale Date Notice”) to each other Interested Holder.  Each Interested Holder receiving a Sale Date Notice shall have the right to elect and direct the Collateral Agent, by written notice to the Collateral Agent at least two (2) Business Days prior to the Sale Date (an “Election Notice”), to sell or cause the sale of the Membership Interests pledged to it in the same manner (each an “Electing Holder”).  The delivery of a Sale Notice or an Election Notice by an Interested Holder in respect of a Sale Date shall constitute an irrevocable and binding election and direction to the Collateral Agent from such Interested Holder and its successors and assigns to sell or cause the sale of its Membership Interests on such Sale Date.  Notwithstanding anything contained herein to the contrary, in no event shall the Collateral Agent be required to conduct more than one sale of Membership Interests within a fourteen (14) Business Day period, nor shall it be required to conduct any sale of the Collateral or any Membership Interest if it shall receive a Sale Notice from an Interested Holder less than ten (10) days prior to any Sale Date.

(b)           The Sale Date may be postponed at any time by the Collateral Agent.  In the case of any such postponement, the Sale Date shall be rescheduled to a date as shall be mutually agreed upon in writing by the Collateral Agent and each Interested Holder who delivered a Sale Notice for such Sale Date.  The Collateral Agent shall thereafter provide notice to each Electing Holder of the rescheduled Sale Date and each Electing Holder shall have the right to withdraw its Election Notice so long as such Electing Holder provides the Collateral Agent with written notice of its election to withdraw at least two (2) Business Days prior to any such rescheduled Sale Date.

(c)           By its acceptance of the Note, the Holder hereby waives any right, remedy or claim it may have, whether at law or in equity, against the Collateral Agent in connection with any sale of the Collateral pursuant to the terms of this Agreement, including, without limitation, in connection with any price accepted by the Collateral Agent or any timing of any sale (other than its right to select a Sale Date if it is sending the Collateral Agent a Sale Notice) and hereby releases the Collateral Agent from any and all liability arising under or in connection with any such sale.

Section 8.                      Attorney in Fact.  Without limiting any rights or powers granted by this Agreement to the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be deemed appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof.  Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 8 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any payment in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 9.                      Termination and Release.  When the Obligations hereunder and under the Note shall have been paid in full in cash, and the Note has been cancelled, the Collateral Agent shall, upon receipt of written confirmation from the Holder that the Obligations hereunder and under the Note have been paid in full in cash and the Note has been cancelled, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor.  Subject to the confirmation from the Holder described in the immediately preceding sentence, upon the payment in full of the Obligations, the Lien granted hereunder shall automatically terminate and the Collateral Agent shall promptly take any actions, as requested in writing by the Pledgor, to terminate and release the security interest in the Collateral granted to the Collateral Agent hereunder and any financing statements filed in connection herewith, and to cause the Pledged Collateral and any instrument of transfer previously delivered to the Collateral Agent to be delivered to the Pledgor, all at the cost and expense of the Pledgor.  If the Holder does not notify the Collateral Agent of the cancellation of the Note within five Business Days of payment in full of the Obligations hereunder and under the Note, the Pledgor may notify the Collateral Agent of such payment in full by sending a certificate of an officer of the Pledgor certifying that the Obligations under the Note have been paid in full (the “Officer’s Payoff Certificate”).  The Officer’s Payoff Certificate shall be delivered to the Collateral Agent by overnight courier, with a copy to the Holder (and to any additional party designated in writing by the Holder, including the parties set forth on Exhibit B hereto) by overnight courier.  So long as the Holder does not notify the Collateral Agent in writing that it disagrees with the Officer’s Payoff Certificate within seven Business Days of the Holder’s receipt thereof, the Collateral Agent shall be entitled to rely on the Officer’s Payoff Certificate as conclusive evidence that the Obligations hereunder and under the Note have been paid in full.

Section 10.                      Further Assurances.  The Pledgor agrees that, from time to time upon the written request of the Collateral Agent, the Pledgor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

Section 11.                      Additional Agreements Concerning UCCs.  The Pledgor hereby agrees to file UCC-1 Financing Statements describing the Collateral and as may be necessary or desirable for purposes of perfecting the security interest in the Collateral granted by the Pledgor to the Collateral Agent pursuant to this Agreement.

Section 12.                      Substitution of Collateral.  At any time while this Agreement is in force and effect, unless an Event of Default shall have occurred and be continuing, the Pledgor may on ten Business Days prior written notice to the Collateral Agent and the Holder substitute for the Pledged Securities in whole, but not in part, (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government or (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; provided that (x) the fair market value of the substituted Collateral referred to in this Section 12(a) and (b) at all times shall be (I) at least equal to the Prepayment Amount under the Note if the maturities of such obligations are less than 90 days from the issuance thereof (provided that if the Note is not paid off in full or the Pledged Securities are not returned as Collateral within 6 months of such substitution of Collateral, the Pledgor shall provide additional substitute Collateral so that the total fair market value of all substituted Collateral shall be at least equal to 110% of the Prepayment Amount under the Note), or (II) at least equal to 125% of the amount of the Prepayment Amount under the Note if the maturities of such obligations exceed 90 days from the issuance thereof, in each case as determined by the Holder as of the date of such substitution pursuant to the terms thereof, and shall pay interest, dividends or other distributions no more than 12 times annually, (y) the Pledgor shall have taken all such necessary or desirable action to ensure that the Collateral Agent shall have a perfected first priority security interest in the substituted Collateral prior to directing the Collateral Agent to (A) release its Liens on the existing Collateral and (B) return the existing Collateral to the Pledgor, and (z) the Collateral Agent and the Pledgor, at the Holder’s or Pledgor’s request and at the Pledgor’s expense, shall enter into appropriate documentation to grant the Collateral Agent a first priority security interest in the substituted Collateral, in form reasonably acceptable to Collateral Agent, which documentation shall include, without limitation, a customary opinion from counsel to the Pledgor related to the grant and perfection of the security interest in the substituted Collateral.  The Pledgor hereby agrees that any direct or indirect increase in the administrative costs or expenses of the Collateral Agent or the Deposit Account Bank due to any substitution of Collateral pursuant this Section 12 shall be paid by the Pledgor.

Section 13.                      Miscellaneous.

13.1           No Waiver.  No failure or delay by the Collateral Agent or the Holder in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent and the Holder hereunder and in the case of the Holder, under the Note, are cumulative and are not exclusive of any rights or remedies that they would otherwise have.

13.2           Governing Law; Jurisdiction; Consent to Service of Process.  THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND PERMITTED ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, THE COLLATERAL AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF THE COLLATERAL AGENT AND PLEDGOR. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED ON OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THE PLEDGOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE COLLATERAL AGENT OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY TO THIS NOTE IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY TO THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

13.3           Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

If to the Pledgor:	CT Legacy Holdings, LLC 410 Park Avenue 14th Floor New York, New York 10022 Attention: Geoffrey G. Jervis Telephone No.: 212-655-0220 Facsimile No.: 212-655-0044
with a copy to:	Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 Attention: Michael L. Zuppone, Esq. Telephone No.: 212-696-6000 Facsimile No.: 212-319-4090
If to the Collateral Agent:	U.S. Bank Corporate Trust Services 214 North Tryon Street, 26th Floor Charlotte, North Carolina 28202 Attention: Brand Hosford Telephone No.: 704-335-4600 Facsimile No.: 704-335-4678
If to the Holder:	[●] Attention: [●] Telephone No.: [●] Facsimile No.: [●]

with a copy to:	[●] Attention: [●] Telephone No.: [●] Facsimile No.: [●]

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 13.3, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.  The Collateral Agent shall receive any amendments or other modifications to the Note within five (5) Business Days of the effectiveness thereof.

13.4           Waivers, etc.  No waiver of any provision of this Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted in writing by the Holder and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, no action or inaction by the Holder or the Collateral Agent shall be construed as a waiver of any Event of Default, regardless of whether the Collateral Agent or the Holder may have had notice or knowledge of such Event of Default at the time.

13.5           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Holder and the Collateral Agent (and any attempted assignment or transfer by the Pledgor without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.  Simultaneously with any sale, transfer or assignment of the Note, (i) the Holder shall promptly deliver to the Collateral Agent evidence of assignment of this Agreement by the Holder to the Person to which such Note is being sold, transferred or assigned and (ii) the Person to which the Note has been sold, transferred or assigned (x) shall thereafter be bound by this Agreement as if it were an original party hereto and agrees that each reference in this Agreement to the “Holder” shall mean and be a reference to such Person, without the execution or filing of any paper or any further action by any party hereto and (y) shall promptly provide the Collateral Agent with any and all relevant tax information, including the applicable items referenced in Section 4.8, and any other contact or identifying information that the Collateral Agent reasonably requests.

13.6           Indemnification.  The Pledgor shall indemnify each of the Secured Parties (each such Person, including its respective officers, directors, employees, affiliates and agents being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder, (ii) relating to or arising out of the acts or omissions of the Pledgor under this Agreement, (iii) resulting from the ownership of or lien on any Collateral, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by final and nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. The obligations of the Pledgor under this Section 13.6 shall survive the termination of this Agreement and the earlier resignation or removal of the Collateral Agent.

13.7           Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by a federal or state authority in respect of this Agreement shall be paid by the Pledgor, together with interest and penalties, if any, subject to Pledgor’s right to contest such taxes. For the avoidance of doubt, in no event shall the Holder or the Collateral Agent be responsible for the preparation or filing of any tax-related items or the payment of any taxes in connection with this Agreement, the Pledgor or the Collateral. The Pledgor shall reimburse the Holder and the Collateral Agent for any and all reasonable expenses (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by the Holder and the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the administration, collection, preservation or sale of the Collateral.  Any and all costs and expenses incurred by the Pledgor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Pledgor.  The obligations of the Pledgor under this Section 13.7 shall survive the termination of this Agreement and the earlier resignation or removal of the Collateral Agent

13.8           Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

13.9           Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

13.10           Trial by Jury.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.11           Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

13.12           Collateral Agent Performance of Pledgor’s Obligations.  Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which the Pledgor has agreed to perform or pay in this Agreement and the Pledgor shall reimburse the Collateral Agent for any reasonable amounts paid by the Collateral Agent pursuant to this Section 13.12.  The Pledgor’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

Section 14.                      Collateral Agent.

14.1           (a)           Appointment of Collateral Agent.  The Holder hereby appoints U.S. Bank, National Association (together with any successor pursuant to Section 14.8) as the Collateral Agent hereunder, and U.S. Bank, National Association hereby accepts such appointment by the Holder as the Collateral Agent hereunder.  The Holder hereby authorizes the Collateral Agent to (i) execute and deliver documents related hereto and accept delivery thereof on its behalf from the Pledgor, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Collateral Agent hereunder and (iii) exercise such powers as are reasonably incidental thereto.

(b)           Duties as Collateral and Disbursing Agent.  Without limiting the generality of clause (a) above, the Holder agrees that the Collateral Agent and the Deposit Account Bank, as applicable, shall have the right and authority, and are hereby authorized, to (i) act as the disbursing and collecting agents for the Holder with respect to all income, cash dividends, distributions, Proceeds or other property received in respect of the Pledged Securities, and each Person making any such payment is hereby authorized to make such payment to the Collateral Agent or the Deposit Account Bank, as applicable, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Holder with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such the Holder), (iii) act as collateral agent for the benefit of the Secured Parties for purposes of the perfection of all Liens created by this Agreement and all other purposes stated herein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by this Agreement, (vi) except as may be otherwise specified herein, exercise all remedies given to the Collateral Agent and the Holder with respect to the Collateral and (vii) execute any amendment, consent or waiver related hereto for the benefit of the Secured Parties, so long as the Holder has consented in writing to such amendment, consent or waiver.

14.2           Binding Effect.  The Holder agrees that (i) any action taken by the Collateral Agent in accordance with the provisions hereof, (ii) any action taken by the Collateral Agent in reliance upon the instructions of the Holder and (iii) the exercise by the Collateral Agent of the powers set forth herein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon the Holder.

14.3           Use of Discretion.  (a)          No Action without Instructions.  The Collateral Agent shall not be required to exercise any discretion or take, or omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under the express terms hereof or (ii) pursuant to written instructions from the Holder, as the case may be.

(b)           Right Not to Follow Certain Instructions.  Notwithstanding clause (a) above, the Collateral Agent shall not be required to take, or omit to take, any action (i) unless, (A) upon demand, the Collateral Agent receives assurance of indemnification satisfactory to it from CT Legacy Holdings, LLC or (B) in connection with a direction from the Holder to exercise remedies, the Collateral Agent determines, in its sole discretion, that the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Agreement, shall be sufficient against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Collateral Agent or (ii) that is, in the opinion of the Collateral Agent or its counsel, contrary to the terms hereof or applicable requirements of law.

14.4           Delegation of Rights and Duties.  The Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action by or through any trustee, co-agent, employee, attorney-in-fact, custodian or nominee and any other Person and the Collateral Agent shall not be responsible for any negligence or misconduct of ay such Person appointed with due care by it hereunder.  Any such Person shall benefit from this Section 14 to the extent provided by the Collateral Agent.

14.5           Reliance and Liability. The Collateral Agent shall not be liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement, and the Holder hereby waives and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent in connection with the duties expressly set forth herein.  Without limiting the foregoing, the Collateral Agent:

(i)           shall not be responsible or otherwise incur liability to the Holder for any action or omission taken in reliance upon the instructions of the Holder; and

(ii)           shall not be responsible to the Holder for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement;

and, for each of the items set forth in clauses (i) through (ii) above, the Holder hereby waives and agrees not to assert any right, claim or cause of action it might have against the Collateral Agent based thereon.

14.6           Collateral Agency.  (a)           The Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent.

(b)           The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting in good faith and in accordance with the terms hereof upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(c)           The Collateral Agent may consult with counsel (which counsel may be counsel to the Collateral Agent, the Pledgor or any of its affiliates, and may include any of its employees) and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d)           The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, indenture, note or other paper or document, but the Collateral Agent in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Collateral Agent shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Pledgor, personally or by agent or attorney.

(e)           Whenever in the administration of this Agreement the Collateral Agent shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action with respect to enforcing any remedy or right hereunder, the Collateral Agent (i) may request instructions from the Holder, (ii) may refrain from enforcing such remedy or right or taking such action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions.

(f)           Without prejudice to any other rights available to the Collateral Agent under applicable law, when the Collateral Agent incurs expenses or renders services in connection with any bankruptcy, insolvency or other proceeding, such expenses (including legal fees and expenses of its agents and counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy laws or law relating to creditors rights generally.

(g)           The Collateral Agent shall not be charged with knowledge of any Event of Default unless a responsible officer of the Collateral Agent shall have actual knowledge thereof.

(h)           No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(i)           In no event shall the Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)           In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

(k)           Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the collateral agency business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(l)           The recitals contained herein and in the Note shall be taken as the statements of the Pledgor, and the Collateral Agent assumes no responsibility for their correctness.  The Collateral Agent makes no representations as to the validity or sufficiency of this Agreement or of the Note.  The Collateral Agent shall not be accountable for the use or application by the Pledgor of the Collateral or the proceeds thereof.  The Collateral Agent shall not be responsible for or in respect of and makes no representations as to the form, character, collectability, genuineness, sufficiency, value or validity of any of the Collateral.

(m)           None of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible or liable for the manner of performance of, any obligations of the Pledgor hereunder.  The Collateral Agent shall have no duty to (i) file any financing or continuation statements, or amendments thereto, under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby or (ii) monitor the effectiveness or perfection of any security interest in any Collateral or the performance of the Pledgor hereunder, any service provider or any other party to this Agreement, nor shall it have any liability in connection with the appointment of any service provider, or the malfeasance or nonfeasance by such parties.  The Collateral Agent shall not make or be deemed to have made any representations or warranties with respect to the Collateral or the validity or sufficiency of any assignment or other disposition of the Collateral.

(n)           The Collateral Agent shall have no obligations or duties in connection with the Note.  It is expressly understood by the parties hereto that the Collateral Agent shall not be responsible for or in respect of, has no knowledge of and makes no representations as to the form, character, collectability, genuineness, sufficiency, value or validity of the Note.  By its acceptance of the Note, the Holder hereby waives any right, remedy or claim it may have, whether at law or in equity, against the Collateral Agent under or pursuant to the express or implied terms of the Note.

14.7           Intentionally Omitted.

14.8           Resignation of Collateral Agent.  (a) The Collateral Agent may resign at any time by delivering thirty (30) days prior written notice of such resignation to the Holder and the Pledgor, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of Section 13.3 hereof.  If the Collateral Agent delivers any such notice, the Holder shall have the right to appoint a successor Collateral Agent. Each appointment under this clause (a) shall be subject to the prior consent of the Pledgor, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.  The Collateral Agent acknowledges and agrees that if it resigns as Collateral Agent hereunder it shall return to the Pledgor any portion of the fees prepaid by the Pledgor that are required to be returned to the Pledgor pursuant to the terms of the Fee and Indemnification Agreement.

(b)           Effective immediately upon its resignation, (i) the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, (ii) the Holder shall assume and perform all of the duties of the Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (iii) the retiring Collateral Agent shall no longer have the benefit of any provision of this Agreement (except any provisions which survive the termination of this Agreement and resignation or removal of the Collateral Agent) other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent hereunder and (iv) the retiring Collateral Agent shall take such action as may be reasonably requested in writing by the Holder to assign to the successor Collateral Agent its rights as Collateral Agent hereunder.  Effective immediately upon its acceptance of a valid appointment as Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder.

14.9           Collateral Agent Fees.  All fees and expenses of the Collateral Agent shall be paid by the Pledgor or CT Legacy Holdings, LLC in accordance with the terms of the Fee and Indemnification Agreement.  For the avoidance of doubt, the Holder shall not be liable to the Collateral Agent for any fees, expenses or other amounts due to Collateral Agent hereunder or with respect to the subject matter hereof.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PLEDGOR CT LEGACY SERIES 2 NOTE ISSUER, LLC a Delaware limited liability company

By:
Name: Title:

HOLDER [_____] a [_______]

By:
Name: Title:

Account Information: [________________] [________________]

COLLATERAL AGENT U.S. Bank, National Association, as Collateral Agent

By:
Name: Title:

SCHEDULE 1

(LLC Membership Interests)

SCHEDULE 2

(account information)

Exhibit A

Form of Unit Power

Unit Power

FOR VALUE RECEIVED, the undersigned does hereby irrevocably sell, assign and transfer to ______________________, [●] ([●]) CLASS A-1 UNITS of CT Legacy REIT Holdings, LLC (the “Company”), standing in the name of the undersigned on the books of the Company and represented by Certificate No. [●], and does hereby irrevocably constitute and appoint _______________________ as attorney to transfer said units on the books of the Company with full power of substitution in the premises.

Dated:  ____________________

CT Legacy Series 2 Note Issuer, LLC

By:
Name: Geoffrey G. Jervis Title: Chief Financial Officer

Exhibit B

[additional parties]

EXHIBIT G

NOTICE INFORMATION

Taberna Entity	Entity to Hold New Notes	Wire Instructions	Contact Information
Taberna Preferred Funding VIII, Ltd.	Hare & Co.	N/A	Taberna Capital Management, LLC c/o RAIT Financial Trust 2929 Arch St., 17th Fl. Philadelphia, PA 19104 Attention: Ken Frappier Telephone No: (212) 243-9010 Email: kfrappier@raitft.com
Taberna Preferred Funding IX, Ltd.	Hare & Co.	N/A	Taberna Capital Management, LLC c/o RAIT Financial Trust 2929 Arch St., 17th Fl. Philadelphia, PA 19104 Attention: Ken Frappier Telephone No: (212) 243-9010 Email: kfrappier@raitft.com
JSN Restructure Vehicle 1 Ltd.	N/A	[***]
JSN Restructure Vehicle 1 Ltd.
c/o Walkers SPV Limited
Walker House
87 Mary St.
George Town
Grand Cayman KY1-9002
Cayman Islands
Attention: The Directors
Telephone No: (345) 945-3727
Email: wspv.info@walkersglobal.com

The CT Entities	N/A	N/A	c/o Capital Trust, Inc. 410 Park Avenue 14th Floor New York, NY 10022 Attention: Geoffrey Jervis Telephone No: (212) 655-0220 Email: gjervis@capitaltrust.com

G-1

ANNEX A-I

Form of Paul, Hastings, Janofsky & Walker LLP Opinion

[opinion paragraphs]

1.           Each of CT, CT Legacy Holdings, CT Series 2 Note Issuer and CT Legacy REIT Mezz Borrower has duly delivered the Transaction Documents to which it is a party under New York law.

2.           The Exchange Agreement constitutes a valid and binding obligation of each CT Entity that is a party thereto and Restructure 1 under New York law enforceable against each such CT Entity and Restructure 1 under New York law thereto in accordance with its terms. The New Indenture and the Restructure 1 Security Documents constitute valid and binding obligations of Restructure 1 under New York law, enforceable against Restructure 1 in accordance with their terms.  The Series 2 Security Documents constitute valid and binding obligations of CT Series 2 Note Issuer under New York law, enforceable against CT Series 2 Note Issuer in accordance with their terms.

3.           The New Notes are substantially in the form attached to the New Indenture.  The New Notes, when duly authorized, executed and delivered by Restructure 1, authenticated by the New Indenture Trustee in accordance with the terms of the New Indenture, and issued in exchange for the Existing Notes and the Existing Noteholders Transferred Rights in accordance with the terms of the Exchange Agreement, will constitute the valid and binding obligations of Restructure 1 under New York law, entitled to the benefits of the New Indenture, and enforceable against Restructure 1 in accordance with their terms.  The Series 2 LLC Interest Secured Notes, when duly authorized, executed and delivered by CT Series 2 Note Issuer and issued in exchange for the Existing Notes and the Existing Noteholders Transferred Rights in accordance with the terms of the Exchange Agreement, will constitute valid and binding obligations of CT Series 2 Note Issuer under New York law, enforceable against CT Series 2 Note Issuer in accordance with their terms.

4.           No registration under the Securities Act of 1933, as amended (the “Securities Act”), of the New Notes, the Pledged Stock or the Series 2 LLC Interest Secured Notes is required in connection with the issuance of the New Notes to the Taberna Entities or the contribution of the Pledged Stock and the Series 2 LLC Interest Secured Notes to Restructure 1, all as contemplated by the Exchange Agreement, and the New Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended, in each case assuming (i) that the Taberna Entities and Restructure 1 are “accredited investors” as defined in Rule 501 promulgated under the Securities Act, (ii) the accuracy of the Taberna Entities’ representations and warranties made in Section 6 of the Exchange Agreement, Restructure 1’s  representations and warranties made in Section 5 of the Exchange Agreement and those of the CT Entities contained in the Exchange Agreement regarding the absence of a general solicitation in connection with the issuance of such New Notes to the Taberna Entities and the contribution of the Pledged Stock and the Series 2 LLC Interest Secured Notes to Restructure 1 and (iii) the due performance by the Taberna Entities and Restructure 1 of the agreements of the Taberna Entities and Restructure 1, as applicable, set forth in the Exchange Agreement.

Annex A-I-1

5.           The performance by each CT Entity and Restructure 1 of its obligations under the Transaction Documents to which it is a party does not (a) cause such CT Entity or Restructure 1 to violate any United States federal or New York State law, regulation or rule applicable to such CT Entity or Restructure 1, or, to our knowledge, any order or decree of any United States federal or State of New York court, or governmental authority to which such CT Entity or Restructure 1 is a named party, or (b) to our knowledge, constitute a breach by CT of, or constitute a default by CT under, any of the Reviewed Agreements.

6.           No consent, approval, authorization or order of, or filing or registration with, any United States federal or State of New York court or governmental agency or body is required for the performance of the Transaction Documents or for the consummation of the transactions contemplated thereby by each of the CT Entities and Restructure 1 which are parties thereto, except such as may be required under or by the Securities Act or such filings or recordings as may be necessary to perfect liens.

7.           None of CT, CT Legacy REIT Holdings, CT Series 2 Note Issuer or CT Legacy REIT Mezz Borrower is and, immediately after the closing of the transaction contemplated by the Exchange Agreement, none of CT, CT Legacy REIT Holdings, CT Series 2 Note Issuer or CT Legacy REIT Mezz Borrower will be, an “investment company,” as defined in the Investment Company Act of 1940, as amended.

8.           (a)           The Collateral Agreement creates in favor of the Restructure 1 Collateral Agent, for the benefit of the Secured Parties (as defined in the Collateral Agreement), valid security interests under the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”) in the rights of Restructure 1 in such of the Collateral in which security interests can be created under Article 9 of the New York UCC.

(b)           The Collateral Agreement, together with the delivery to the Restructure 1 Collateral Agent in the State of New York of all security certificates representing the Pledged Stock accompanied by stock powers in blank and duly executed by or on behalf of the appropriate persons, will create in favor of the Restructure 1 Collateral Agent, for the benefit of the Secured Parties, a perfected security interest under Article 9 of the New York UCC in the Pledged Stock.

(c)           Assuming (i) the “Bank” as defined in the Collateral Account Control Agreement is a “bank” within the meaning of Section 9-102(a)(8) of the New York UCC, (ii) each “Account” as defined in the Collateral Account Control Agreement constitutes a “deposit account” within the meaning of Section 9-102(a)(29) of the New York UCC and is in the name of Restructure 1, as the Bank’s sole “customer” (within the meaning of Section 4-104 of the New York UCC) with respect to such Account, and (iii) the State of New York is the “bank’s jurisdiction” (within the meaning of Section 9-304 of the New York UCC) with respect to the Account, then (i) the Collateral Account Control Agreement is effective to perfect the security interest of the Restructure 1 Collateral Agent in each Account under the New York UCC and (ii) assuming no other person has “control” (within the meaning of Section 9-104 of the New York UCC) with respect to such Account, then except with respect to the security interest of the Bank, such perfected security interest has priority over all other security interests created in such Account under the New York UCC.

Annex A-I-2

9.           (a)           The Pledge Agreements create in favor of the Series 2 LLC Interest Secured Note Collateral Agent, for the benefit of the each Holder (as defined in the Pledge Agreements), valid security interests under the New York UCC in the rights of CT Series 2 Note Issuer in such of the Series 2 Collateral in which security interests can be created under Article 9 of the New York UCC.

(b)           The Pledge Agreements, together with the delivery to the Series 2 LLC Interest Secured Note Collateral Agent in the State of New York of all security certificates representing the Pledged Units accompanied by unit powers in blank and duly executed by or on behalf of the appropriate persons, will create in favor of the Series 2 LLC Interest Secured Note Collateral Agent, for the benefit of each Holder, a perfected security interest under Article 9 of the New York UCC in the Pledged Units.

(c)           Assuming (i) the “Bank” as defined in both of the Security and Control Agreements is a “bank” within the meaning of Section 9-102(a)(8) of the New York UCC, (ii) each “Account” as defined in the Security and Control Agreements constitutes a “deposit account” within the meaning of Section 9-102(a)(29) of the New York UCC and is in the name of CT Series 2 Note Issuer, as the Bank’s sole “customer” (within the meaning of Section 4-104 of the New York UCC) with respect to such Account, and (iii) the State of New York is the “bank’s jurisdiction” (within the meaning of Section 9-304 of the New York UCC) with respect to the Account, then (i) the Security and Control Agreements are effective to perfect the security interest of the Series 2 LLC Interest Secured Note Collateral Agent in each Account under the New York UCC and (ii) assuming no other person has “control” (within the meaning of Section 9-104 of the New York UCC) with respect to such Account, then except with respect to the security interest of the Bank, such perfected security interest has priority over all other security interests created in such Account under the New York UCC.

Annex A-I-3

ANNEX A-II

Form of Walkers Opinion

[opinion paragraphs]

1.
The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.	The Company has full corporate power and authority to execute and deliver the Documents to which it is a party, to issue the Notes and to perform its obligations under the Documents and the Notes.

3.
The execution of the Documents to which the Company is a party and the issue of the Notes have been duly authorised by the Company, and the Documents and the Notes have been duly executed by the Company.  The Documents when delivered, and the Notes when duly authenticated and delivered, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

4.
The execution, delivery and performance of the Documents to which the Company is a party, the issue of the Notes, the consummation of the transactions contemplated thereby and the compliance by the Company with the terms and provisions thereof do not:

(a)	contravene any law, public rule or regulation of the Cayman Islands applicable to the Company which is currently in force; or

(b)	contravene the Memorandum and Articles of Association of the Company.

5.	Neither:

(a)	the execution, delivery or performance of any of the Notes or the Documents to which the Company is a party; nor

(b)	the consummation or performance of any of the transactions contemplated thereby by the Company,

requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Cayman Islands governmental or judicial authority or agency.

6.
The law (if any) chosen in each of the Notes and the Documents to which the Company is a party to govern its interpretation would be upheld as a valid choice of law in any action on that Document or Note, as applicable, in the courts of the Cayman Islands (the "Courts" and each a "Court").

Annex A-II-1

7.
The Charge (as defined in Schedule 1) creates a valid security interest over the property intended to be secured by such Charge (the "Collateral") in favour of the Secured Party (as defined in Schedule 1) and the Courts will recognise such security interest.

8.
Save as set out in qualification 2 in Schedule 3, there are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with the execution or delivery or enforcement or admissibility in evidence of the Notes or the Documents or on any payment to be made by the Company or any other person pursuant to the Notes or the Documents.  The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

9.
None of the parties to the Documents (other than the Company) or holders of the Notes is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery, performance or enforcement of the Documents to which any of them is party or its holding any of the Notes, as applicable.

10.
A judgment obtained in a foreign court (other than certain judgments of a superior court of any state of the Commonwealth of Australia) will be recognised and enforced in the Courts without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the Grand Court of the Cayman Islands (the "Grand Court"), where the judgment:

(a)	is final and conclusive;

(b)	is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules;

(c)
is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief (following Bandone Sdn Bhd v Sol Properties Inc. [2008] CILR 301); and

(d)	was neither obtained in a manner, nor is of a kind, enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

11.
It is not necessary under the laws of the Cayman Islands that any of the Notes or the Documents be registered or recorded in any public office or elsewhere in the Cayman Islands in order to ensure the validity or enforceability of any of the Documents or Notes; however we consider it advisable to enter particulars of the Charge in the Register of Mortgages and Charges maintained by the Company to comply with section 54 of the Companies Law (as amended) of the Cayman Islands (the "Companies Law"). We note that such an entry in the Register of Mortgages and Charges of the Company has been made.

Annex A-II-2

12.	It is not necessary under the laws of the Cayman Islands:

(a)	in order to enable any party to any of the Documents or any holder of the Notes, as applicable, to enforce their rights under the Documents; or

(b)	solely by reason of the execution, delivery and performance of the Documents or the holding of the Notes,

that any party to any of the Documents or any holder of the Notes, as applicable, should be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands or any other political subdivision thereof.

13.
Based solely upon our examination of the Register of Writs and other Originating Process of the Grand Court (the "Court Register") on 30 March 2011 (the "Search Date"), we confirm that, as at 9.00am on the Search Date (the "Search Time"), there are no actions, suits or proceedings pending against the Company before the Grand Court and no steps have been, or are being, taken compulsorily to wind up the Company.

Annex A-II-3

ANNEX A-III

.

Form of Venable Opinion

[opinion paragraphs]

1.           The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.  The Company has the corporate power to (a) carry on its business and to own or lease and operate its properties in all material respects as described in the 10-K under the under the caption “Item 1. Business” and (b) enter into and perform its obligations under the Agreement.

2.           The Mezz Borrower is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.  The Mezz Borrower has the corporate power to (a) own or lease and operate the “Company Assets” (as defined in the Mezz Charter) in all material respects subject to the limitations set forth in Section 3.3 of the Mezz Charter and (b) enter into and perform its obligations under the Agreement.

3.           The sale and issuance of the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Contribution Agreement and the Mezz Resolutions, the Shares will be validly issued, fully paid and nonassessable.

4.           The execution and delivery by each of the Company and the Mezz Borrower of the Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Mezz Borrower.

5.           Each of the Company and the Mezz Borrower has duly executed and delivered the Agreement.

6.           The execution and delivery by the Company of the Agreement, and the performance of its obligations thereunder, do not conflict with or violate (i) the Charter or the Bylaws or (ii) the Maryland General Corporation Law (the “MCGL”).

7.           The execution and delivery by the Mezz Borrower of the Agreement, and the performance of its obligations thereunder, do not conflict with or violate (i) the Mezz Charter or the Mezz Bylaws or (ii) the MGCL.

Annex A-III-1

ANNEX A-IV

Form of RLF Opinion

[opinion paragraphs]

State Law Opinion
CT LEGACY HOLDINGS, LLC
CT LEGACY REIT HOLDINGS, LLC

1.           Each Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

2.           Under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the "LLC Act"), the Legacy Holdings Consent and the Legacy Holdings LLC Agreement, Legacy Holdings has the requisite limited liability company power and authority to execute and deliver the Transaction Document, and to perform its obligations thereunder.

3.           Under the LLC Act, the Legacy Holdings Consent and the Legacy Holdings LLC Agreement, the execution and delivery by Legacy Holdings of the Transaction Document, and the performance by Legacy Holdings of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of Legacy Holdings.

4.           No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by Legacy Holdings solely in connection with the execution and delivery by Legacy Holdings of the Transaction Document, or the performance by Legacy Holdings of its obligations thereunder.

5.           The execution and delivery by Legacy Holdings of the Transaction Document, and the performance by Legacy Holdings of its obligations thereunder, do not violate (i) any Delaware law, rule or regulation, or (ii) the Legacy Holdings LLC Certificate or the Legacy Holdings LLC Agreement.

Annex A-IV-1

Authority to File Voluntary Bankruptcy Petition
CT LEGACY SERIES 2 NOTE ISSUER, LLC

Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that a federal bankruptcy court would hold that Delaware law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Company.  Our opinion is based on the assumption that in any case in which this question is considered, the question will be competently briefed and argued.  Our opinion is reasoned and also presumes that any decision rendered will be based on existing legal precedents, including those discussed below.

Annex A-IV-2

State Law Opinion – CT LEGACY SERIES 2 NOTE ISSUER, LLC

1.           The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

2.           Under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “LLC Act”), and the LLC Agreement, the Company has all necessary limited liability company power and authority to execute and deliver the Transaction Documents, and to perform its obligations thereunder.

3.           Under the LLC Act and the LLC Agreement, the execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Company.

4.           No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Company solely in connection with the execution and delivery by the Company of the Transaction Documents, or the performance by the Company of its obligations thereunder.

5.           The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, do not violate (i) any Delaware law, rule or regulation, or (ii) the LLC Certificate or the LLC Agreement.

6.           The LLC Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.

7.           If properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that (i) so long as any Obligation is outstanding, in order for a Person to file a voluntary bankruptcy petition on behalf of the Company, the prior written consent of the Independent Manager, as provided for in Section 9(j)(iii) of the LLC Agreement, is required, and (ii) such provision, contained in Section 9(j)(iii) of the LLC Agreement, that requires, so long as any Obligation is outstanding, the prior written consent of the Independent Manager in order for a Person to file a voluntary bankruptcy petition on behalf of the Company, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.

8.           While under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of the Member may be able to charge the Member’s share of any profits and losses of the Company and the Member's right to receive distributions of the Company's assets (the “Member's Interest”), to the extent so charged, the judgment creditor has only the right to receive any distribution or distributions to which the Member would otherwise have been entitled in respect of such Member’s Interest.  Under the LLC Act, no creditor of the Member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Company.  Thus, under the LLC Act, a judgment creditor of the Member may not satisfy its claims against the Member by asserting a claim against the assets of the Company.

Annex A-IV-3

9.           Under the LLC Act (i) the Company is a separate legal entity, and (ii) the existence of the Company as a separate legal entity shall continue until the cancellation of the LLC Certificate.

10.           Under the LLC Act and the LLC Agreement, the Bankruptcy or dissolution of the Member will not, by itself, cause the Company to be dissolved or its affairs to be wound up.

The opinion expressed in paragraph 6 above is subject to the effect upon the LLC Agreement of (i) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law).  In rendering the opinion expressed in paragraph 6 above, we express no opinion (i) concerning the right or power of a member or manager of the Company to apply to or petition a court to decree a dissolution of the Company pursuant to Section 18-802 of the LLC Act, (ii) with respect to provisions of the LLC Agreement that apply to a Person that is not a party to the LLC Agreement, or (iii) with respect to transfer restrictions in a document reviewed by us to the extent that a transfer occurs by operation of law.

The opinions expressed in paragraphs 7 through 10 above are subject to principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), but the opinions expressed in paragraphs 7 through 10 above are not subject to the matters set forth in the first clause (i) of the preceding paragraph.

Annex A-IV-4

Form of UCC Opinion

1.           The Financing Statement is in an appropriate form for filing with the Division.

2.           Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement with the Division, the Collateral Agent will have a perfected security interest in the Company's rights in that portion of the Collateral described in the Financing Statement in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof

Annex A-IV-5

ANNEX A-V

Form of Seward & Kissel Opinion

[opinion paragraphs]

1.  The Bank of New York Mellon is a banking corporation validly existing under the laws of the State of New York.

2.  Each of the Trustee and the Collateral Agent has the requisite power and authority to execute, deliver and perform its obligations under each of the Agreements to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of each of the Agreements to which it is a party.

3.  Each of the Agreements has been duly executed and delivered by each of the Trustee or the Collateral Agent, as the case may be, and each of the Agreements constitutes a legal, valid and binding obligation of the Trustee or the Collateral Agent, as the case may be, enforceable against the Trustee or the Collateral Agent, as the case may be, in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Collateral and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws applicable to banking corporations affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.  No approval, authorization or other action by or filing with any governmental authority of the State of New York, having jurisdiction over the banking or trust powers of the Trustee or the Collateral Agent, as the case may be, is required in connection with the execution, delivery and acceptance of each of the Agreements by the Trustee or the Collateral Agent, as the case may be.

5.  The execution, delivery and performance of each of the Agreements by the Trustee or the Collateral Agent, as the case may be, does not conflict with or result in a violation of (a) any State of New York law or regulation governing the banking or trust powers of the Trustee or the Collateral Agent, as the case may be, or (b) the Articles of Association or By-Laws of the Trustee or the Collateral Agent, as the case may be.

6.  The Securities delivered on the date hereof have been duly authenticated by the Trustee in accordance with the terms of the Indenture.

Annex A-V-1

Schedule A

Significant Subsidiaries of CT Legacy Holdings and CT Legacy REIT Mezz Borrower

CT Legacy REIT Holdings, LLC (subsidiary of CT Legacy Holdings only)

CT Legacy Asset, LLC

CT Legacy JPM SPV, LLC

CT Legacy MS SPV, LLC

CT Legacy Citi SPV, LLC